TRIPLE CROWN VARIABLE ANNUITY
VARIABLE ACCOUNT D
ISSUED BY:
FORTIS BENEFITS INSURANCE COMPANY
P.O. BOX 64272
ST. PAUL, MINNESOTA 55164
ADMINISTERED BY:
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085
TELEPHONE: 1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (REGISTERED REPRESENTATIVES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This prospectus describes information you should know before you purchase the Triple Crown Variable Annuity. Please read it carefully.

Triple Crown Variable Annuity is a contract between you and Fortis Benefits Insurance Company where you agree to make at least one Premium Payment and Fortis agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

-  Flexible, because you may add Premium Payments at any time.

- Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

- Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.
--------------------------------------------------------------------------------

There are two different forms of the Contract offered by this prospectus. One form is offered when all of the Contract Owners are less than age 61 when the Contract is purchased. The second form is offered when one or more of the Contract Owners are age 61 or older at the time the Contract is purchased. The differences between the two forms of contracts are: (1) the form of the death benefit provided; (2) the provision for withdrawals from the contract without a sales charge, and (3) the mortality and expense risk charge imposed. See "Charges and Fees" and "Death Benefit" for a complete description of the two forms of the Contract.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Sub-Accounts and the Funds are listed below:

- FEDERATED AMERICAN LEADERS FUND II SUB-ACCOUNT which purchases Primary shares of Federated American Leaders Fund II of Federated Insurance Series

- FEDERATED EQUITY INCOME FUND II SUB-ACCOUNT which purchases shares of Federated Equity Income Fund II of Federated Insurance Series

- FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II SUB-ACCOUNT which purchases shares of Federated Fund for U.S. Government Securities Fund II of Federated Insurance Series

- FEDERATED GROWTH STRATEGIES FUND II SUB-ACCOUNT which purchases shares of Federated Growth Strategies Fund II of Federated Insurance Series

- FEDERATED HIGH INCOME BOND FUND II SUB-ACCOUNT which purchases Primary shares of Federated High Income Fund II of Federated Insurance Series

- FEDERATED INTERNATIONAL EQUITY FUND II SUB-ACCOUNT which purchases shares of Federated International Equity Fund II of Federated Insurance Series

- FEDERATED INTERNATIONAL SMALL COMPANY FUND II SUB-ACCOUNT which purchases shares of Federated International Small Company Fund II of Federated Insurance Series

- FEDERATED CAPITAL APPRECIATION FUND II SUB-ACCOUNT which purchases Primary shares of Federated Capital Appreciation Fund II (formerly Large Cap Growth Fund II) of Federated Insurance Series

- FEDERATED PRIME MONEY FUND II SUB-ACCOUNT which purchases shares of Federated Prime Money Fund II of Federated Insurance Series

- FEDERATED QUALITY BOND FUND II SUB-ACCOUNT which purchases Primary shares of Federated Quality Bond Fund II of Federated Insurance Series

- FEDERATED SMALL CAP STRATEGIES FUND II SUB-ACCOUNT which purchases shares of Federated Small Cap Strategies Fund II of Federated Insurance Series

- FEDERATED TOTAL RETURN BOND FUND II SUB-ACCOUNT which purchases shares of Federated Total Return Bond Fund II (formerly Strategic Income Fund II) of Federated Insurance Series

- FEDERATED UTILITY FUND II SUB-ACCOUNT which purchases shares of Federated Utility Fund II of Federated Insurance Series

You may also allocate some or all of your Premium Payment to the Fixed Accumulation Feature, which pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. You may also allocate some or all of your Premium Payment to a Guarantee Period in our general account, which guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to either the Fixed Accumulation Feature or to a Guarantee Period are not segregated from our company assets like the assets of the Separate Account. The Fixed Accumulation Feature and the Guarantee Periods are not available in all states.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us at 1-800-862-6668 to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract and, like this prospectus, is filed with the Securities and Exchange Commission ("SEC"). We have included the Table of Contents for the Statement of Additional Information at the end of this prospectus.

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (HTTP://WWW.SEC.GOV).

This Contract IS NOT:

 -  A bank deposit or obligation

 -  Federally insured

 -  Endorsed by any bank or governmental agency

This Contract may not be available for sale in all states.
--------------------------------------------------------------------------------
PROSPECTUS DATED: MAY 1, 2002
STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2002

FORTIS BENEFITS INSURANCE COMPANY                                              3
--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                PAGE
----------------------------------------------------------------------
DEFINITIONS                                                       4
----------------------------------------------------------------------
FEE TABLE                                                         6
----------------------------------------------------------------------
HIGHLIGHTS                                                        9
----------------------------------------------------------------------
GENERAL CONTRACT INFORMATION                                     10
----------------------------------------------------------------------
  Fortis Benefits Insurance Company                              10
----------------------------------------------------------------------
  The Separate Account                                           10
----------------------------------------------------------------------
  The Funds                                                      11
----------------------------------------------------------------------
PERFORMANCE RELATED INFORMATION                                  12
----------------------------------------------------------------------
FIXED ACCUMULATION FEATURE                                       13
----------------------------------------------------------------------
GUARANTEE PERIODS                                                13
----------------------------------------------------------------------
THE CONTRACT                                                     15
----------------------------------------------------------------------
  Purchases and Contract Value                                   15
----------------------------------------------------------------------
  Charges and Fees                                               17
----------------------------------------------------------------------
  Death Benefit                                                  19
----------------------------------------------------------------------
  Surrenders                                                     20
----------------------------------------------------------------------
ANNUITY PAYOUTS                                                  21
----------------------------------------------------------------------
OTHER PROGRAMS AVAILABLE                                         23
----------------------------------------------------------------------
OTHER INFORMATION                                                24
----------------------------------------------------------------------
  Legal Matters                                                  24
----------------------------------------------------------------------
  More Information                                               24
----------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS                                       24
----------------------------------------------------------------------
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS             28
----------------------------------------------------------------------
ACCUMULATION UNIT VALUES                                         32
----------------------------------------------------------------------
FURTHER INFORMATION ABOUT FORTIS BENEFITS INSURANCE COMPANY      36
----------------------------------------------------------------------
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION         40
----------------------------------------------------------------------
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS        41
----------------------------------------------------------------------
APPENDIX II -- INVESTMENTS BY FORTIS                             42
----------------------------------------------------------------------
FORTIS BENEFITS FINANCIAL STATEMENTS                            F-1
----------------------------------------------------------------------

4                                              FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts, the Fixed Accumulation Feature, or Guarantee Periods.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.

ADMINISTRATIVE OFFICE: Hartford Life and Annuity Insurance Company administers these Contracts. Our location and overnight mailing address is: 200 Hopmeadow Street, Simsbury, Connecticut 06089. Our standard mailing address is: Investment Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, plus any premium payments made since that Contract Anniversary minus an adjustment for any partial withdrawals made since that Anniversary.

ANNUAL WITHDRAWAL AMOUNT: This is the amount you can Surrender each Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.

ANNUITANT: The person on whose life the Contract is based. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive a Death Benefit upon the death of the Contract Owner.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTINGENT DEFERRED SALES CHARGE: The deferred sales charge that may apply when you make a full or partial Surrender.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals will receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER OR YOU: The owner or holder of the Contract described in this prospectus. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

FORTIS: Fortis Benefits Insurance Company, the company that issued this Contract.

FIXED ACCUMULATION FEATURE: Part of our General Account, where you may allocate all or a portion of your Contract Value. In your Contract, this is defined as the "Fixed Account".

GUARANTEE PERIOD: The period for which the Guarantee Rate is credited.

GUARANTEE RATE: The rate of interest credited and compounded annually during the Guarantee Period.

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account. The assets in this account are available to the creditors of Fortis and/or Hartford.

JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a

FORTIS BENEFITS INSURANCE COMPANY                                              5
--------------------------------------------------------------------------------
Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges and increased or decreased, as applicable, by any Market Value Adjustment.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

6                                              FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

                                   FEE TABLE

                                                                    ALL           ONE OR MORE
                                                              CONTRACT OWNERS   CONTRACT OWNERS
                                                                 ARE UNDER        ARE AGE 61
                                                                  AGE 61           OR OLDER
                                                              AT THE TIME THE   AT THE TIME THE
                                                                CONTRACT IS       CONTRACT IS
                                                                 PURCHASED         PURCHASED
                                                              ---------------   ---------------
CONTRACT OWNER TRANSACTION EXPENSES
Sales Charge Imposed on Purchases (as a percentage of
  Premium Payments)                                                 None              None
-----------------------------------------------------------------------------------------------
Maximum Contingent Deferred Sales Charge (as a percentage of
  Premium Payments) (1)                                                7%                7%
    First Year through Third Year (2)                                  7%                7%
-----------------------------------------------------------------------------------------------
    Fourth Year                                                        5%                5%
-----------------------------------------------------------------------------------------------
    Fifth Year                                                         4%                4%
-----------------------------------------------------------------------------------------------
    Sixth Year                                                         3%                3%
-----------------------------------------------------------------------------------------------
    Seventh Year                                                       2%                2%
-----------------------------------------------------------------------------------------------
    Eight Year                                                         0%                0%
-----------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account Value)
    Mortality and Expense Risk Charge                               1.10%             1.30%
-----------------------------------------------------------------------------------------------
    Administrative Expense Charge                                   0.10%             0.10%
-----------------------------------------------------------------------------------------------
    Total Separate Account Annual Expenses                          1.20%             1.40%
-----------------------------------------------------------------------------------------------

(1) Each Premium Payment has its own Contingent Deferred Sales Charge schedule. The Contingent Deferred Sales Charge is not assessed on partial Surrenders which do not exceed the Annual Withdrawal Amount.

(2) Length of time from each Premium Payment.

The purpose of the Fee Table and Example is to assist you in understanding various costs and expenses that you will pay directly or indirectly. The Fee Table and Example reflect the Contingent Deferred Sales Charge, maximum Separate Account Annual Expenses, and expenses of the underlying Funds. We will deduct any Premium Taxes that apply. The Example assumes that any fee waivers or expense reimbursements for the underlying Funds will continue for the period shown in the Example.

The Example should not be considered a representation of past or future expenses and actual expenses may be greater or less than those shown. In the following Example table, we assume a Contract Value of $40,000 to illustrate the charges that would be deducted

FORTIS BENEFITS INSURANCE COMPANY                                              7
--------------------------------------------------------------------------------

                         Annual Fund Operating Expenses
                           As of the Fund's Year End
                        (As a percentage of net assets)

                                                                                12B-1 AND/OR              TOTAL FUND
                                                                                 SERVICING      OTHER     OPERATING
                                                              MANAGEMENT FEES       FEES       EXPENSES    EXPENSES
--------------------------------------------------------------------------------------------------------------------
Federated American Leaders Fund II -- Primary shares (1)           0.75%            0.25%        0.12%       1.12%
--------------------------------------------------------------------------------------------------------------------
Federated Equity Income Fund II (1)                                0.75%            0.50%        0.24%       1.49%
--------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities Fund II (1)          0.60%            0.25%        0.14%       0.99%
--------------------------------------------------------------------------------------------------------------------
Federated Growth Strategies Fund II (1)                            0.75%            0.25%        0.28%       1.28%
--------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II -- Primary shares (1)           0.60%            0.25%        0.16%       1.01%
--------------------------------------------------------------------------------------------------------------------
Federated International Equity Fund II (1)                         1.00%            0.25%        0.51%       1.76%
--------------------------------------------------------------------------------------------------------------------
Federated International Small Company Fund II (1)                  1.25%            0.50%        3.79%       5.54%
--------------------------------------------------------------------------------------------------------------------
Federated Capital Appreciation Fund II -- Primary shares(1)        0.85%            0.50%        2.81%       4.16%
--------------------------------------------------------------------------------------------------------------------
Federated Prime Money Fund II (1)                                  0.50%            0.25%        0.16%       0.91%
--------------------------------------------------------------------------------------------------------------------
Federated Quality Bond Fund II -- Primary shares (1)               0.60%            0.50%        0.15%       1.25%
--------------------------------------------------------------------------------------------------------------------
Federated Small Cap Strategies Fund II (1)                         0.75%            0.50%        3.51%       4.76%
--------------------------------------------------------------------------------------------------------------------
Federated Total Return Bond Fund II (1)                            0.85%            0.50%        1.33%       2.68%
--------------------------------------------------------------------------------------------------------------------
Federated Utility Fund II (1)                                      0.75%            0.25%        0.17%       1.17%
--------------------------------------------------------------------------------------------------------------------

(1) The Fund's adviser, distributor and shareholder services provider voluntarily agreed to waive and/or reimburse certain expenses. These waivers and reimbursements may be terminated at any time. With such waivers and/or reimbursements the actual Total Fund Operating Expenses would be:

                                                                          12B-1 AND/OR              TOTAL FUND
                                                                           SERVICING      OTHER     OPERATING
                                                        MANAGEMENT FEES       FEES       EXPENSES    EXPENSES
--------------------------------------------------------------------------------------------------------------
Federated American Leaders Fund II -- Primary shares         0.75%            0.00%       0.12%        0.87%
--------------------------------------------------------------------------------------------------------------
Federated Equity Income Fund II                              0.73%            0.00%       0.24%        0.97%
--------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities Fund II        0.60%            0.00%       0.14%        0.74%
--------------------------------------------------------------------------------------------------------------
Federated Growth Strategies Fund II                          0.68%            0.00%       0.33%        1.01%
--------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II -- Primary shares         0.60%            0.00%       0.16%        0.76%
--------------------------------------------------------------------------------------------------------------
Federated International Equity Fund II                       0.90%            0.00%       0.51%        1.41%
--------------------------------------------------------------------------------------------------------------
Federated International Small Company Fund II                0.00%            0.10%       1.55%        1.65%
--------------------------------------------------------------------------------------------------------------
Federated Capital Appreciation Fund II -- Primary
  shares                                                     0.00%            0.00%       0.91%        0.91%
--------------------------------------------------------------------------------------------------------------
Federated Prime Money Fund II                                0.50%            0.00%       0.16%        0.66%
--------------------------------------------------------------------------------------------------------------
Federated Quality Bond Fund II -- Primary shares             0.55%            0.00%       0.15%        0.70%
--------------------------------------------------------------------------------------------------------------
Federated Small Cap Strategies Fund II                       0.00%            0.00%       1.21%        1.21%
--------------------------------------------------------------------------------------------------------------
Federated Total Return Bond Fund II                          0.00%            0.00%       0.85%        0.85%
--------------------------------------------------------------------------------------------------------------
Federated Utility Fund II                                    0.75%            0.00%       0.17%        0.92%
--------------------------------------------------------------------------------------------------------------

8                                              FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

EXAMPLE

THE FOLLOWING EXAMPLE ASSUMES THAT THE OPTIONAL INTEREST ACCUMULATION DEATH BENEFIT WAS ELECTED:

                                    If you surrender your Contract:             If you annuitize your Contract:
SUB-ACCOUNT                     1 YEAR    3 YEARS    5 YEARS    10 YEARS    1 YEAR    3 YEARS    5 YEARS    10 YEARS
--------------------------------------------------------------------------------------------------------------------
Federated American Leaders
  Fund II                        $ 92       $149       $176       $288       $26        $ 79       $136       $288
--------------------------------------------------------------------------------------------------------------------
Federated Equity Income Fund
  II                             $ 96       $160       $194       $325       $30        $ 91       $154       $325
--------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S.
  Government Securities Fund
  II                             $ 91       $145       $169       $275       $24        $ 75       $129       $275
--------------------------------------------------------------------------------------------------------------------
Federated Growth Strategies
  Fund II                        $ 94       $154       $184       $304       $27        $ 84       $144       $304
--------------------------------------------------------------------------------------------------------------------
Federated High Income Bond
  Fund II                        $ 91       $146       $170       $277       $25        $ 76       $130       $277
--------------------------------------------------------------------------------------------------------------------
Federated International
  Equity Fund II                 $ 99       $168       $208       $351       $32        $ 99       $168       $351
--------------------------------------------------------------------------------------------------------------------
Federated International Small
  Company Fund II                $138       $272       $376       $647       $71        $209       $341       $647
--------------------------------------------------------------------------------------------------------------------
Federated Capital
  Appreciation Fund II           $123       $235       $318       $552       $57        $170       $281       $552
--------------------------------------------------------------------------------------------------------------------
Federated Prime Money Fund II    $ 90       $143       $165       $267       $24        $ 73       $125       $267
--------------------------------------------------------------------------------------------------------------------
Federated Quality Bond Fund
  II                             $ 94       $153       $182       $301       $27        $ 83       $142       $301
--------------------------------------------------------------------------------------------------------------------
Federated Small Cap
  Strategies Fund                $130       $252       $343       $595       $63        $187       $308       $595
--------------------------------------------------------------------------------------------------------------------
Federated Total Return Bond
  Fund II                        $108       $194       $252       $434       $42        $126       $213       $434
--------------------------------------------------------------------------------------------------------------------
Federated Utility Fund II        $ 93       $151       $178       $293       $26        $ 81       $138       $293
--------------------------------------------------------------------------------------------------------------------

                                If you do not surrender your Contract:
SUB-ACCOUNT                     1 YEAR    3 YEARS    5 YEARS    10 YEARS
-----------------------------
Federated American Leaders
  Fund II                        $26        $ 79       $136       $288
-----------------------------
Federated Equity Income Fund
  II                             $30        $ 91       $154       $325
-----------------------------
Federated Fund for U.S.
  Government Securities Fund
  II                             $24        $ 75       $129       $275
-----------------------------
Federated Growth Strategies
  Fund II                        $27        $ 84       $144       $304
-----------------------------
Federated High Income Bond
  Fund II                        $25        $ 76       $130       $277
-----------------------------
Federated International
  Equity Fund II                 $32        $ 99       $168       $351
-----------------------------
Federated International Small
  Company Fund II                $71        $209       $341       $647
-----------------------------
Federated Capital
  Appreciation Fund II           $57        $170       $281       $552
-----------------------------
Federated Prime Money Fund II    $24        $ 73       $125       $267
-----------------------------
Federated Quality Bond Fund
  II                             $27        $ 83       $142       $301
-----------------------------
Federated Small Cap
  Strategies Fund                $63        $187       $308       $595
-----------------------------
Federated Total Return Bond
  Fund II                        $42        $126       $213       $434
-----------------------------
Federated Utility Fund II        $26        $ 81       $138       $293
---------------------------------------------------------------------------------

FORTIS BENEFITS INSURANCE COMPANY                                              9
--------------------------------------------------------------------------------

HIGHLIGHTS

HOW DO I PURCHASE THIS CONTRACT?

You must complete our application or order request and submit it to us for approval with your first Premium Payment. Your first Premium Payment must be at least $5,000 ($2,000 for Qualified Contracts) and subsequent Premium Payments must be at least $500, unless you take advantage of our InvestEase-Registered Trademark- Program or are part of certain retirement plans.

 - For a limited time, usually within ten days after you receive your Contract, you may cancel your Contract. You may bear the investment risk for your Premium Payment prior to our receipt of your request for cancellation.

WHAT TYPE OF SALES CHARGE WILL I PAY?

You don't pay a sales charge when you purchase your Contract.

We may charge you a Contingent Deferred Sales Charge when you partially or fully Surrender your Contract. The Contingent Deferred Sales Charge will depend on the amount you choose to Surrender and the length of time the Premium Payment you made has been in your Contract.

The percentage used to calculate the Contingent Deferred Sales Charge is equal to:

NUMBER OF YEARS FROM  CONTINGENT DEFERRED
  PREMIUM PAYMENT        SALES CHARGE
-----------------------------------------
        1-3                  7%
-----------------------------------------
         4                   5%
-----------------------------------------
         5                   4%
-----------------------------------------
         6                   3%
-----------------------------------------
         7                   2%
-----------------------------------------
     8 or more               0%
-----------------------------------------

You won't be charged a Contingent Deferred Sales Charge on:

-  The Annual Withdrawal Amount

- Premium Payments or earnings that have been in your Contract for more than seven years

-  Distributions made due to death

-  Most payments we made to you as part of your Contract Payout

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

You pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is for insurance. In cases where all Contract Owners are less than age 61 at the time the contract is purchased, a mortality and expense risk charge is subtracted daily and is equal to an annual charge of 1.10% of the Contract Value invested in the Funds. If one or more of the Contract Owners is age 61 or older at the time the contract is purchased, a mortality and expense risk charge is subtracted daily and is equal to an annual charge of 1.30% of the Contract Value invested in the Funds.

- ADMINISTRATIVE CHARGE -- This is a charge for the administration of the Contract. This is an administrative fee equal to an annual charge of 0.10% of the Contract Values held in the Separate Account.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Annual Fund Operating Expenses table for more complete information and the Funds' prospectuses accompanying this prospectus.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts.

- You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty.

- You may have to pay a Contingent Deferred Sales Charge and a Market Value Adjustment on the amount you Surrender.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders, transfers and other withdrawals from a Guarantee Period in our General Account more than fifteen days before or after the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment".

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

- The variable Sub-Accounts that invest in underlying Funds; or

- The Fixed Accumulation Feature, or one or more Guarantee Periods which may be subject to a Market Value Adjustment.

The Guarantee Periods are not available for Contracts issued in Maryland, Pennsylvania, and Washington. The Fixed Accumulation Feature is only available in Maryland, Pennsylvania, and Washington.

WILL FORTIS PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner or the Annuitant dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from all Beneficiaries. The Death Benefit is different if all of the Contract Owners are less than age 61 years when the Contract is purchased than the Death Benefit if one or more of the Contract Owners are age 61 or older when the
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10                                             FORTIS BENEFITS INSURANCE COMPANY
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contract is purchased. See "Death Benefit" for a complete description for the
Death Benefit applicable to your Contract.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with an qualified tax advisor. You cannot begin to take Annuity Payouts until the completion of the 2nd Contract Year. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

GENERAL CONTRACT INFORMATION
--------------------------------------------------------------------------------

FORTIS BENEFITS LIFE INSURANCE COMPANY

Fortis Benefits Insurance Company ("Fortis") is the issuer of the contracts. Fortis is a Minnesota corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis is an indirectly wholly owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis N.V. and 50% by Fortis FA/NV. Fortis, Inc. manages the United States operations for these two companies.

Fortis N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis FA/NV is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis N.V. and Fortis FA/ NV have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking, financial services, and real estate development in the Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim.

All of the guarantees and commitments under the contracts are general obligations of Fortis. None of Fortis' affiliated companies has any legal obligation to back Fortis' obligations under the contracts.

On January 25, 2001, Fortis, Inc., the parent company of Fortis entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Fortis under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

                                FORTIS' RATINGS

                        EFFECTIVE DATE
    RATING AGENCY         OF RATING       RATING          BASIS OF RATING
--------------------------------------------------------------------------------
 A.M. Best and
 Company, Inc.             9/26/01          A       Financial strength
--------------------------------------------------------------------------------
 Standard & Poor's         9/20/01         AA-      Financial security
                                                    characteristics
--------------------------------------------------------------------------------

These ratings apply to Fortis' ability to meet its obligations under the Contract. The ratings do not apply to the Separate Account or the underlying Funds.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 14, 1987 and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Fortis or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Fortis or Hartford may conduct.

- Is not affected by the rate of return of Fortis' General Account or Hartford's General Account or by the investment performance of any of Fortis' or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.
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We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

THE FUNDS

Federated Insurance Series is an open-end management investment company. It was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1993. Federated Investment Management Company is the investment adviser for all of its portfolios other than Federated International Equity Fund II and Federated International Small Company Fund II which are advised by Federated Global Investment Management Corp.

We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the accompanying Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

The investment goals of each of the Funds are as follows:

FEDERATED AMERICAN LEADERS FUND II -- Seeks to achieve long-term growth of capital with a secondary objective to provide income. It invests, primarily, in common stock of "blue-chip" companies.

FEDERATED EQUITY INCOME FUND II -- Seeks to provide above average income and capital appreciation. It invests primarily in income-producing equity securities.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II -- Seeks to provide current income. Under normal circumstances, it invests, primarily in securities issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalists.

FEDERATED GROWTH STRATEGIES FUND II -- Seeks capital appreciation. It invests primarily in equity securities of companies with prospects for above-average growth in earnings and dividends or companies where significant fundamental changes are taking place.

FEDERATED HIGH INCOME BOND FUND II -- Seeks high current income. It invests primarily in a professionally managed, diversified portfolio of fixed income securities. The fixed income securities in which it invests are lower-rated corporate debt obligations, which are commonly referred to as "junk bonds."

FEDERATED INTERNATIONAL EQUITY FUND II -- Seeks to obtain a total return on its assets. It invests primarily in equity securities of companies based outside of the United States.

FEDERATED INTERNATIONAL SMALL COMPANY FUND II -- Seeks to provide long term growth of capital by investing primarily in equity securities of foreign companies that have a market capitalization at the time of purchase of $5.0 billion or less.

FEDERATED CAPITAL APPRECIATION FUND II (formerly Large Cap Growth Fund
II) -- Seeks capital appreciation by investing primarily in common stock of companies with medium and large market capitalizations that offer superior growth prospects or of companies whose stock is undervalued.

FEDERATED PRIME MONEY FUND II -- Seeks to provide current income consistent with stability of principal and liquidity. It invests primarily in a portfolio of short-term, high-quality fixed income securities.

FEDERATED QUALITY BOND FUND II -- Seeks to provide current income by investing its assets in investment grade fixed income securities.

FEDERATED SMALL CAP STRATEGIES FUND II -- Seeks capital appreciation by investing primarily in equity securities of small cap companies.

FEDERATED TOTAL RETURN BOND (formerly Strategic Income Fund II) -- Seeks to provide total return on its assets by investing primarily in a diversified portfolio of investment grade fixed income securities, including mortgage backed securities, corporate debt securities and U.S. debt obligations.

FEDERATED UTILITY FUND II -- Seeks to achieve high current income and moderate capital appreciation. It invests primarily in a professionally managed, diversified portfolio of equity and debt securities of utility companies.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding, as disclosed in the Funds' prospectus.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

- Arrange for the handling and tallying of proxies received from Contract
  Owners.
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12                                             FORTIS BENEFITS INSURANCE COMPANY
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- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Payments or transfers from existing Sub-Accounts.

We reserve the right to eliminate the shares of any of the Funds for any reason and to substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE SERVICES -- Fortis has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Fortis, or its agents, provide administrative services and the Funds pay a fee that is usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family.

PERFORMANCE RELATED INFORMATION
--------------------------------------------------------------------------------

The Separate Account may advertise certain performance-related information concerning the Sub-Account, Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated since the inception of the Separate Account for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. These non-standardized returns must be accompanied by standardized total returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. The yield will be computed in the following manner: The net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period. This figure includes the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is assumed to be reinvested in Sub-Account units and thus compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.
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FORTIS BENEFITS INSURANCE COMPANY                                             13
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FIXED ACCUMULATION FEATURE
--------------------------------------------------------------------------------

IMPORTANT INFORMATION YOU SHOULD KNOW: THIS PORTION OF THE PROSPECTUS RELATING TO THE FIXED ACCUMULATION FEATURE, WHICH IS CALLED THE FIXED ACCOUNT IN YOUR CONTRACT, IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 ("1933 ACT") AND THE FIXED ACCUMULATION FEATURE IS NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE 1940 ACT. THE FIXED ACCUMULATION FEATURE OR ANY OF ITS INTERESTS ARE NOT SUBJECT TO THE PROVISIONS OR RESTRICTIONS OF THE 1933 ACT OR THE 1940 ACT, AND THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS NOT REVIEWED THE DISCLOSURE REGARDING THE FIXED ACCUMULATION FEATURE. THE FOLLOWING DISCLOSURE ABOUT THE FIXED ACCUMULATION FEATURE MAY BE SUBJECT TO CERTAIN GENERALLY APPLICABLE PROVISIONS OF THE FEDERAL SECURITIES LAWS REGARDING THE ACCURACY AND COMPLETENESS OF DISCLOSURE.

Premium Payments and Contract Values allocated to the Fixed Accumulation Feature become a part of our General Account assets. We invest the assets of the General Account according to the laws governing the investments of insurance company General Accounts. The maximum allowed to be invested in the Fixed Accumulation Feature is $500,000.

Currently, we guarantee that we will credit interest at a rate of not less than 3% per year, compounded annually, to amounts you allocate to the Fixed Accumulation Feature. We reserve the right to change the rate subject only to applicable state insurance law. We may credit interest at a rate in excess of 3% per year. We will periodically publish the Fixed Accumulation Feature interest rates currently in effect. There is no specific formula for determining interest rates. Some of the factors that we may consider in determining whether to credit excess interest are; general economic trends, rates of return currently available and anticipated on our investments, regulatory and tax requirements and competitive factors. We will account for any deductions, Surrenders or transfers from the Fixed Accumulation Feature on a "first-in first-out" basis.

IMPORTANT: ANY INTEREST CREDITED TO AMOUNTS YOU ALLOCATE TO THE FIXED ACCUMULATION FEATURE IN EXCESS OF 3% PER YEAR WILL BE DETERMINED AT OUR SOLE DISCRETION. YOU ASSUME THE RISK THAT INTEREST CREDITED TO THE FIXED ACCUMULATION FEATURE MAY NOT EXCEED THE MINIMUM GUARANTEE OF 3% FOR ANY GIVEN YEAR.

The Fixed Accumulation Feature is only available in Maryland, Pennsylvania, and Washington.

From time to time, we may credit increased interest rates under certain programs established in our sole discretion.

GUARANTEE PERIODS
--------------------------------------------------------------------------------

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guarantee Period. However, you may reallocate your Contract Value to different Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

We currently offer ten different Guarantee Periods. These Guarantee Periods range in length from one to ten years. Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We will, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Purchase Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

The maximum amount you can invest in a Guarantee Period is $500,000.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

- the duration of a Guarantee Period,

- regulatory and tax requirements,

- sales and administrative expenses we bear,

- risks we assume,
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14                                             FORTIS BENEFITS INSURANCE COMPANY
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- our profitability objectives, and

- general economic trends.

Guarantee Periods are not available for Contracts issued in Pennsylvania or Nevada.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any general account value that is:

- surrendered,

- transferred, or

- otherwise paid out

before the end of its Guarantee Period.

For example, we will apply a Market Value Adjustment to account value that we pay:

- as a death benefit pursuant to a Contract,

- as an amount applied to an Annuity Payout option, or

- as an amount paid as a single sum in lieu of an Annuity Payout.

The Market Value Adjustment reflects both the amount of time left in your Guarantee Period and the difference between the rate of interest credited to your current Guarantee Period and the rate of interest we are crediting to a new Guarantee period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the rate of interest we are currently crediting the new Guarantee Period, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee period's rate of interest is higher than the rate of interest we are crediting for the new Guarantee Period, then the application of the Market Value Adjustment will increase the amount you receive or transfer.

You will find sample Market Value Adjustment calculations in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of account value under the following exceptions.

(1) Contract Value that we pay out during a 30 day period that: -- begins 15 days before the end date of the Guarantee Period in which the account value was being held, and that: -- ends 15 days after the end date of the Guarantee Period in which the Contract Value was being held.

(2) Amounts withdrawn or transferred from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal Fortis program for the withdrawal or transfer of general account value.

(3) Amounts we pay out as a Death Benefit under the Contract.

(4) Amounts Surrendered or transfer from the one-year guarantee period.

We may impose conditions and limitations on any formal Fortis program for the withdrawal or transfer of general account value. Ask your Fortis representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Fortis representative can inform you about the conditions and limitations that may apply to that program.

DOLLAR COST AVERAGING PLUS ("DCA PLUS") PROGRAMS:

You may enroll in one or more special pre-authorized transfer programs known as our DCA Plus Programs (the "Programs"). Under these Programs, Contract Owners who enroll may allocate a minimum of $5,000 of their Premium Payment into a Program (we may allow a lower minimum Premium Payment for qualified plan transfers or rollovers, including IRAs) and pre-authorize transfers to any of the Sub-Accounts under either a 6-Month Transfer Program or 12-Month Transfer Program. The 6-Month Transfer Program and the 12-Month Transfer Program will generally have different credited interest rates. Under the 6-Month Transfer Program, the interest rate can accrue up to 6 months and all Premium Payments and accrued interest must be transferred from the Program to the selected Sub-Accounts in 3 to 6 months. Under the 12-Month Transfer Program, the interest rate can accrue up to 12 months and all Premium Payments and accrued interest must be transferred to the selected Sub-Accounts in 7 to 12 months. This will be accomplished by monthly transfers for the period selected and with the final transfer of the entire amount remaining in the Program.

Any subsequent Program payments we receive during an active Program transfer period which are received during the same interest rate period will be credited to the current Program. Any subsequent Program payments we receive during an active Program transfer period which are received during a different interest rate period will be used to start a new Program. That Program will be credited with the interest rate in effect on the date we start the new Program. Unless you send us different instructions, the new Program will be the same length of time as your current Program and will allocate the subsequent Program payments to the same Funds.

We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your Registered Representative to determine the interest rate for your Program.

We reserve the right to limit the total number of DCA Programs to 5 Programs open at any one time.

The pre-authorized transfers will begin within 15 days of receipt of the Program payment provided we receive complete enrollment instructions. If we do not receive complete Program enrollment instructions within 15 days of receipt of the initial Program payment, the Program will be voided and the entire balance in the Program will be transferred to the Accounts designated by you. If you do not designate an Account, you will receive the Fixed Accumulation Feature's current effective interest rate.
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FORTIS BENEFITS INSURANCE COMPANY                                             15
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You may elect to terminate the pre-authorized transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, you will no longer receive the Program interest rate and unless we receive instructions to the contrary, the amounts remaining in the Program may accrue at the interest rate currently in effect for the Fixed Accumulation Feature.

We reserve the right to discontinue, modify or amend the Program or any other interest rate program we establish. Any change to the Program will not affect Contract Owners currently enrolled in the Program.

THE CONTRACT
--------------------------------------------------------------------------------

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

- Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code;

- Individual Retirement Annuities adopted according to Section 408 of the Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state;

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?

You may purchase a Contract by completing and submitting an application or an order request along with an initial Premium Payment. For most Contracts, the minimum Premium Payment is $5,000 ($2,000 for Qualified Contracts). For additional Premium Payments, the minimum Premium Payment is $500. Under certain situations, we may allow smaller Premium Payments, for example, if you are part of our InvestEase-Registered Trademark- Program or certain tax qualified retirement plans. Prior approval is required for Premium Payments of $1,000,000 or more.

You and your Annuitant must not be older than age 90 on the date that your Contract is issued. You must be of legal age in the state where the Contract is being purchased or a guardian must act on your behalf.

For Contracts issued in the states of Washington, only one Premium Payment can be made no subsequent Premium Payments can be accepted.

HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of a properly completed application or an order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

We want you to be satisfied with the Contract you have purchased. We urge you to closely examine its provisions. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

You bear the investment risk from the time the Contract is issued until we receive your complete cancellation request.

The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract, the method of purchase, the type of Contract you purchased and your age.
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HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. Therefore, on any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you put into your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share of each Fund held in the Sub-Account at the end of the current Valuation Day divided by

- The net asset value per share of each Fund held in the Sub-Account at the end of the prior Valuation Day; minus

- The daily mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement in each calendar quarter, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Fortis. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

- The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE INVESTMENT CHOICE TO ANOTHER?

Subject to the restrictions below, you may transfer Contract Value:

- From a Sub-Account to another Sub-Account;

- From a Sub-Account to the Fixed Accumulation Feature;

- From a Sub-Account to a Guarantee Period;

- From the Fixed Accumulation Feature to a Sub-Account;

- From a Guarantee Period to a Sub-Account; and

- From a Guarantee Period to another Guarantee Period.

Transfers from a Guarantee Period may be subject to a Market Value Adjustment.

TRANSFERS BETWEEN SUB-ACCOUNTS -- You may transfer from one Sub-Account to another before and after the Annuity Commencement Date. Your transfer request will be processed on the day that it is received as long as it is received on a Valuation Day before the close of the New York Stock Exchange. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation. After the Annuity Commencement Date, the Payee may make four Sub-Account Transfers per year.

SUB-ACCOUNT TRANSFER RESTRICTIONS -- This Contract is not designed to serve as a vehicle for frequent trading in response to short-term fluctuations in the stock market. Any individual or legal entity that intends to engage in international arbitrage, utilize market timing practices or make frequent transfers to take advantage of inefficiencies in Fund pricing should not purchase this Contract. These abusive or disruptive transfers can have an adverse impact on management of a Fund, increase Fund expenses and affect Fund performance.

- You may submit 20 Sub-Account transfers each Contract Year for each Contract by U.S. Mail, Voice Response Unit, Internet, telephone, or facsimile.

- Once these 20 Sub-Account transfers have been executed, you may submit any additional Sub-Account transfers only in writing by U.S. Mail or overnight delivery service. Transfer requests sent by same day mail or courier service will not be accepted. If you want to cancel a written Sub-Account transfer, you must also cancel it in writing by U.S. Mail or overnight delivery service. We will process the cancellation request as of the day we receive it.

In addition, if your initial Premium Payment is $1 million or more, or if you are acting on behalf of multiple Contract Owners with aggregate Contract Values of $2 million or more, you may be required to sign a separate agreement with Hartford which includes additional restrictions before you may submit any Sub-Account transfers.

ABUSIVE TRANSFERS -- Regardless of the number of transfers you have made, we will monitor Sub-Account transfers and we
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may terminate your transfer privileges if we determine that you are engaging in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners. We will consider the following factors:

- the dollar amount of the transfer;

- the total assets of the Funds involved in the transfer;

- the number of transfers completed in the current calendar quarter; or

- whether the transfer is part of a pattern of transfers designed to take advantage of short term market fluctuations or market inefficiencies.

We will send you a letter after your 10th Sub-Account transfer to remind you of our Sub-Account transfer policy. After your 20th transfer, or after any time we determine that you are engaging in a pattern of abusive transfers, we will send you a letter to notify you that your transfer privileges have been restricted or terminated under our policy until your next Contract Anniversary.

None of these restrictions are applicable to Sub-Account transfers made under a Dollar Cost Averaging Program or other systematic transfer program.

We will continue to monitor transfer activity and Fortis or Hartford may modify these restrictions at any time.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

FIXED ACCUMULATION FEATURE TRANSFERS -- During each Contract Year during the Accumulation Period, you may make no more than one transfer out of the Fixed Accumulation Feature to Sub-Accounts. The transfers must be at least $1,000. All transfer allocations must be in whole numbers (e.g., 1%). You may transfer up to 50% of your total amount in the Fixed Accumulation Feature, unless the balance is less than $1,000, then you may transfer the entire amount. These transfer limits do not include transfers done through Dollar Cost Averaging or the DCA Plus Program.

FIXED ACCUMULATION FEATURE TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the Fixed Accumulation Feature for up to 6 months from the date of your request. After any transfer, you must wait six months before moving Sub-Account Values back to the Fixed Accumulation Feature. After the Annuity Commencement Date, you may not make transfers from the Fixed Account Feature.

TRANSFERS BETWEEN THE SUB-ACCOUNTS AND GUARANTEE PERIODS -- You may transfer from the Sub-Accounts to a Guarantee Period or from one Guarantee Period to another Guarantee Period. Transfers from a Guarantee Period, other than the one-year Guarantee Period, are subject to a Market Value Adjustment if the transfer is:

- more than 15 days before or 15 days after the expiration of the existing Guarantee Period, or

- are not part of a formal Fortis program for the transfer of general account value.

The amount of any positive or negative Market Value Adjustment will be added or deducted from the transferred amount.

You may not make a transfer into the one-year Guarantee Period within six months of a transfer out of the one-year Guarantee Period.

We reserve the right to impose a Transfer Fee not to exceed $25 per transfer. For purposes of the Transfer Fee, we will count all transfers between and among the Sub-Accounts, the Fixed Accumulation Feature, and the Guarantee Periods as one transfer if all of the transfer requests are made at the same time as part of one request.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

THE CONTINGENT DEFERRED SALES CHARGE

The Contingent Deferred Sales Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.

We assess a Contingent Deferred Sales Charge when you request a full or partial Surrender. The percentage of the Contingent Deferred Sales Charge is based on how long your Premium Payments have been in the Contract. The Contingent Deferred Sales Charge will not exceed the total amount of the Premium Payments made. Each Premium Payment has its own Contingent Deferred Sales Charge schedule. Premium Payments are Surrendered in the order in which they were received. The longer you leave your Premium Payments in the Contract, the lower the Contingent Deferred Sales Charge will be when you Surrender.

The Contingent Deferred Sales Charge is a percentage of the amount Surrendered and is equal to:

NUMBER OF YEARS FROM  CONTINGENT DEFERRED
  PREMIUM PAYMENT        SALES CHARGE
-----------------------------------------
        1-3                  7%
-----------------------------------------
         4                   5%
-----------------------------------------
         5                   4%
-----------------------------------------
         6                   3%
-----------------------------------------
         7                   2%
-----------------------------------------
     8 or more               0%
-----------------------------------------

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SUBJECT TO THE DEEMED ORDER OF SURRENDER BELOW, THE FOLLOWING SURRENDERS ARE NOT
SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE:

- ANNUAL WITHDRAWAL AMOUNT -- In any Contract Year you may take partial Surrenders up to 10% of the Premium Payments we received before the partial Surrender, regardless of whether you have previously Surrendered such Premium Payments.

- SURRENDERS MADE FROM PREMIUM PAYMENTS INVESTED FOR MORE THAN SEVEN YEARS -- After the seventh Contract Year, you may take any Premium Payment that has been held in the Contract for seven years which has not been previously been Surrendered.

- ANY EARNINGS THAT HAVE NOT BEEN PREVIOUSLY SURRENDERED.

If all of the Contract Owners are LESS THAN AGE 61 when the Contract is purchased we deem the portion of a Surrender to be withdrawn in the following order:

(1) All Purchase Payments that we received more than seven years before the partial Surrender.

(2) 10% of Premium Payments that have been held in the Contract for less than seven years before the partial Surrender.

(3) Premium Payments that have been held in the Contract for less than seven years that have not previously been Surrendered.

(4) Earnings.

If any of the Contract Owners are AGE 61 OR OLDER, when the Contract is purchased we deem the portion of a Surrender to be withdrawn in the following order:

(1) Earnings.

(2) All Purchase Payments that we received more than seven years before the partial Surrender.

(3) 10% of Premium Payments that have been held in the Contract for less than seven years before the partial Surrender.

(4) Premium Payments that have been held in the Contract for less than seven years that have not previously been Surrendered.

UNDER THE FOLLOWING SITUATIONS, THE CONTINGENT DEFERRED SALES CHARGE IS WAIVED:

- We will waive any Contingent Deferred Sales Charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined for at least 60 calendar days to a: (a) facility recognized as a general hospital by the proper authority of the state in which it is located; or (b) facility recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or (c) facility certified as a hospital or long-term care facility; or (d) nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day. If you, the joint owner or the Annuitant is confined when you purchase the Contract, this waiver is not available. For it to apply, you must: (a) have owned the Contract continuously since it was issued, (b) provide written proof of confinement satisfactory to us, and (c) request the Surrender within 60 calendar days of the last day of confinement. This waiver may not be available in all states. This waiver is also not available for confinements due to substance abuse or mental disorders without a demonstrable organic disease. Please contact your Registered Representative or us to determine if it is available for you.

- For Required Minimum Distributions. This allows Annuitants who are age 70 1/2 or older, with a Contract held under an Individual Retirement Account or 403(b) plan, to Surrender an amount equal to the Required Minimum Distribution for the Contract without a Contingent Deferred Sales Charge. All requests for Required Minimum Distributions must be in writing.

- On or after the Annuitant's 110th birthday.

- For any contract owned by Fortis, or its subsidiaries, and the following persons associated with such companies, if at the time of contract issuance they are an officer, director, employee, or a family member of an officer, director, or employee.

- For any contract owned by any representative or employee of Woodbury Financial Services, or of other broker-dealers having a sales agreement with Woodbury Financial Services, or a family member of such representative or employee.

THE FOLLOWING SITUATIONS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE:

- Upon death of the Annuitant or Contract Owner. No Contingent Deferred Sales Charge will be deducted if the Annuitant or Contract Owner dies, unless the Contract Owner is not a natural person (e.g. a trust).

- Upon Annuitization. The Contingent Deferred Sales Charge is not deducted when you annuitize the Contract. We will charge a Contingent Deferred Sales Charge if the Contract is fully Surrendered during the Contingent Deferred Sales Charge period under an Annuity Payout Option which allows Surrenders.

- Upon cancellation during the Right to Cancel Period

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract we deduct a mortality and expense risk charge that is subtracted daily. If all of the Contract Owners are LESS THAN AGE 61 when the Contract is purchased that charge is equal to an annual charge of 1.10% of your Contract Value invested in the Funds. If any of the Contract Owners are AGE 61 OR OLDER, when the
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Contract is purchased that charge is equal to an annual charge of 1.30% of your
Contract Value invested in the Funds.

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. We would be required to make these payments if the Payout Option chosen is the Life Annuity, Life Annuity With Payments for 10 or 20 years or Joint and Full Survivor Life Annuity Payout Option. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will NOT be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ADMINISTRATIVE CHARGE

This is a charge for the administration of the Contract. This is an administrative fee equal to an annual charge of 0.10% of the Contract Values held in the Separate Account.

PREMIUM TAXES

We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently, the maximum rate charged by any state is 5% and 4% in Puerto Rico.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses accompanying this prospectus.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay upon the death of the Contract Owner or Annuitant before the Annuity Commencement Date. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all Beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from all Beneficiaries, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If all of the Contract Owners are LESS THAN AGE 61 when the Contract is purchased the Death Benefit is the greatest of:

- The Contract Value of your Contract;

- The highest Anniversary Value of each Contract Anniversary prior to the earlier of the date of death or the Contract Owner's 80th birthday;

- The total Premium Payments you have made to us minus partial Surrenders;

- If the Contract Owner (or Annuitant in the case of a non-natural Contract Owner) dies PRIOR to age 80, then the Death Benefit equals total Premium Payments you have made to us minus adjustments for partial Surrenders plus, interest compounded annually at 4% on such amounts (3% for policies issued in the state of Washington) minus adjustments for partial Surrenders (the "Rollup Amount"); or

- If the Contract Owner (or Annuitant in the case of a non-natural Contract Owner) dies AFTER age 80, then the Death Benefit equals the Rollup Amount as of the date the Contract Owner reached age 80 plus total Premium Payments made on or after the date the Contract Owner reached age 80 minus adjustments for partial Surrenders.

Adjustments are made for partial Surrenders for calculating the Anniversary Value by:

- Taking the amount of the partial Surrender and

- Dividing that amount by the Contract Value immediately before the partial Surrender and

- Multiplying that amount by the Contract Value on the Contract Anniversary, plus Premium Payments made since that
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20                                             FORTIS BENEFITS INSURANCE COMPANY
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  Anniversary and before the partial Surrender, minus adjustments for withdrawals made since that Anniversary and before the partial Surrender.

Adjustments are made for partial Surrenders for calculating the Death Benefit using the Rollup Amount by:

- Taking the amount of the partial Surrender and

- Dividing that amount by the Contract Value immediately before the partial Surrender and

- Multiplying that amount by the Rollup Amount before the partial Surrender plus, any Premium Payments made on or after the date the Contract Owner reaches his or her 80th birthday and before the partial Surrender, minus adjustments for any partial Surrenders made on or after the date the Contract Owner reaches his or her 80th birthday and before the partial Surrender.

If one or more of the Contract Owners are AGE 61 OR OLDER, when the contract is purchased the Death Benefit will be the same as the Death Benefit provided above, except that all references to age 80 will be replaced with age 75.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from all Beneficiaries, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company", to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five years.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option with a Death Benefit, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Any Surrenders by the spouse will be subject to the same Contingent Deferred Sales Charge applicable to the Original Contract Owner. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Contingent Deferred Sales Charge, Premium Taxes and any applicable Market Value Adjustment. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and
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- The Contract must have a minimum Contract Value of $1,000 after the Surrender.
  We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation. We may also defer payment of Surrender proceeds payable out of the Fixed Accumulation Feature or any Guaranteed Period for a period of up to 6 months.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

- your tax withholding amount or percentage, if any, and

- your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are:
(a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or
(e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age
59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS
--------------------------------------------------------------------------------

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FOUR
QUESTIONS:

- When do you want Annuity Payouts to begin?

- Which Annuity Payout Option do you want to use?

- How often do you want to receive Annuity Payouts?

- Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your financial adviser to select the Annuity Payout Option that best meets your income needs.

1.  WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by
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notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 110th birthday unless you elect a later date to begin receiving payments, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the end of the 2nd Contract Year. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2.  WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. When one Annuitant dies, we will make Payouts equal to 1/2 the original payout to the other Annuitant until that second Annuitant dies.

We may offer other Annuity Payout Options available.

IMPORTANT INFORMATION:

- YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3.  HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

- monthly,

- quarterly,

- semiannually, or

- annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50 ($20 in Texas). If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the
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first. If the Sub-Accounts earned less than the AIR, then the second monthly
Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

- the Annuity Payout Option chosen,

- the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

- the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit factor, multiplied by the Annuity Unit Value for the preceding Valuation Period.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day.

OTHER PROGRAMS AVAILABLE
--------------------------------------------------------------------------------

INVESTEASE-Registered Trademark- -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis.

ASSET ALLOCATION PROGRAM -- Asset Allocation is a program that allows you to choose an allocation for your Sub-Accounts to help you reach your investment goals. The Contract offers model allocations with pre-selected Sub-Accounts and percentages that have been established for each type of investor ranging from conservative to aggressive. Over time, Sub-Account performance may cause your Contract's allocation percentages to change, but under the Asset Allocation Program, your Sub-Account allocations are rebalanced to the percentages in the current model you have chosen. You can transfer freely between allocation models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that may not be part of the model. You can only participate in one asset allocation model at a time.

ASSET REBALANCING -- Asset Rebalancing is another type of asset allocation program in which you customize your Sub-Accounts to meet your investment needs. You select the Sub-Accounts and the percentages you want allocated to each Sub-
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Account. Based on the frequency you select, your model will automatically rebalance to the original percentages chosen. You can transfer freely between models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that are not part of the model. You can only participate in one asset rebalancing model at a time.

OTHER INFORMATION
--------------------------------------------------------------------------------

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as Principal Underwriter for the securities issued with respect to the Separate Account. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. It is an affiliate of ours. WFS is ultimately controlled by The Hartford. The principal business address of WFS is 500 Bielenberg Drive, Woodbury, MN 55125. The securities will be sold by individuals who represent us as insurance agents and who are registered representatives of broker-dealers that have entered into distribution agreements with WFS.

Commissions will be paid by Fortis and will not be more than 7% of Premium Payments. From time to time, Fortis may pay or permit other promotional incentives, in cash or credit or other compensation.

Broker-dealers or financial institutions are compensated according to a schedule set forth by WFS and any applicable rules or regulations for variable insurance compensation. Compensation is generally based on Premium Payments made by policyholders or Contract Owners. This compensation is usually paid from the sales charges described in this prospectus.

In addition, a broker-dealer or financial institution may also receive additional compensation for, among other things, training, marketing or other services provided. WFS, its affiliates or Fortis may also make compensation arrangements with certain broker-dealers or financial institutions based on total sales by the broker-dealer or financial institution of insurance products. These payments, which may be different for different broker-dealers or financial institutions, will be made by WFS, its affiliates or Fortis out of their own assets and will not affect the amounts paid by the policyholders or Contract Owners to purchase, hold or Surrender variable insurance products.

LEGAL MATTERS

There are no material legal proceedings pending to which the Separate Account is a party.

Counsel with respect to federal laws and regulations applicable to the issue and sale of the Contracts and with respect to Minnesota law is Douglas R. Lowe, corporate counsel, Fortis Benefits Insurance Company, 500 Bielenberg Drive, Woodbury, MN 55125.

MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:

Hartford Life and Annuity Insurance Company
Attn: Investment Product Services
P.O. Box 5085
Hartford, Connecticut 06102-5085.
Telephone: 1-800-862-6668 (Contract Owners)
         1-800-862-7155 (Registered Representatives)

FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

What are some of the federal tax consequences which affect these Contracts?

A.  GENERAL

Since federal tax law is complex, the tax consequences of purchasing this Contract will vary depending on your situation. You may need tax or legal advice to help you determine whether purchasing this Contract is right for you.

Our general discussion of the tax treatment of this contract is based on our understanding of federal income tax laws as they are currently interpreted. A detailed description of all federal income tax consequences regarding the purchase of this contract cannot be made in the prospectus. We also do not discuss state, municipal or other tax laws that may apply to this contract. For detailed information, you should consult with a qualified tax adviser familiar with your situation.
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B.  TAXATION OF FORTIS AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of Fortis which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the Separate Account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units (See "Value of Accumulation Units"). As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Account with respect to Qualified or Non-Qualified Contracts.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING PURCHASERS OTHER THAN QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

 1. NON-NATURAL PERSONS, CORPORATIONS, ETC.

Code Section 72 contains provisions for contract owners which are not natural persons. Non-natural persons include corporations, trusts, limited liability companies, partnerships and other types of legal entities. The tax rules for contracts owned by non-natural persons are different from the rules for contracts owned by individuals. For example, the annual net increase in the value of the contract is currently includable in the gross income of a non-natural person, unless the non-natural person holds the contract as an agent for a natural person. There are additional exceptions from current inclusion for:

- certain annuities held by structured settlement companies,

- certain annuities held by an employer with respect to a terminated qualified retirement plan and

- certain immediate annuities.

A non-natural person which is a tax-exempt entity for federal tax purposes will not be subject to income tax as a result of this provision.

If the contract owner is a non-natural person, the primary annuitant is treated as the contract owner in applying mandatory distribution rules. These rules require that certain distributions be made upon the death of the contract owner. A change in the primary annuitant is also treated as the death of the contract owner.

 2. OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

    a. DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

  i. Total premium payments less amounts received which were not includible in gross income equal the "investment in the contract" under Section 72 of the Code.

 ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract."

 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includible in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includible in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includible in gross income, and will simply reduce the "investment in the contract."

 iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

 v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

    b. DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includible in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

  i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the
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    contract as of the Annuity Commencement Date, any additional payments
     (including surrenders) will be entirely includible in gross income.

 ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includible in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includible in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

    c. AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Contract Owner within the same calendar year (other than certain contracts held in connection with a tax-qualified retirement arrangement) will be treated as one annuity Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new Contract for this purpose. Fortis believes that for any annuity subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will first be treated as withdrawals of income until all of the income from all such Contracts is withdrawn. As of the date of this prospectus, there are no regulations interpreting this provision.

    d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
       PAYMENTS.

  i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includible in gross income, unless an exception applies.

 ii. The 10% penalty tax will not apply to the following distributions (exceptions vary based upon the precise plan involved):

    1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

    2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

    3.  Distributions attributable to a recipient's becoming disabled.

    4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary).

    5. Distributions made under certain annuities issued in connection with structured settlement agreements.

    6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

    e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract,
(2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includible in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

    f. REQUIRED DISTRIBUTIONS.

  i. Death of Contract Owner or Primary Annuitant
    Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

    1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

    2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within 5 years after such death; and
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    3.  If the Contract Owner is not an individual, then for purposes of 1. or
        2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

 ii. Alternative Election to Satisfy Distribution Requirements
    If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Distributions must be made and payments must begin within a year of the Contract Owner's death.

 iii. Spouse Beneficiary
    If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

 3. DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your contract be adequately diversified. Code Section 817 provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

- no more than 70% is represented by any two investments,

- no more than 80% is represented by any three investments, and

- no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the company or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.

We monitor the diversification of investments in the separate accounts and test for diversification as required by the Code. We intend to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.

 4. OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax deferral, assets in the separate accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner. It is unclear under what circumstances an investor is considered to have enough control over the assets in the separate account to be considered the owner of the assets for tax purposes.

The IRS has issued several rulings discussing investor control. These rulings say that certain incidents of ownership by the contract owner, such as the ability to select and control investments in a separate account, will cause the contract owner to be treated as the owner of the assets for tax purposes.

In its explanation of the diversification regulations, the Treasury Department recognized that the temporary regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." The explanation further indicates that 'the temporary regulations provide that in appropriate cases a segregated asset account may include multiple sub-accounts, but do not specify the extent to which policyholders may direct their investments to particular sub-accounts without being treated as the owners of the underlying assets. Guidance on this and other issues will be provided in regulations or revenue rulings under Section 817(d), relating to the definition of variable contract.'

The final regulations issued under Section 817 did not provide guidance regarding investor control, and as of the date of this prospectus, guidance has yet to be issued. We do not know if additional guidance will be issued. If guidance is issued, we do not know if it will have a retroactive effect.

Due to the lack of specific guidance on investor control, there is some uncertainty about when a contract owner is considered the owner of the assets for tax purposes. We reserve the right to modify the contract, as necessary, to prevent you from being considered the owner of assets in the separate account.
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D.  FEDERAL INCOME TAX WITHHOLDING

Any portion of a distribution that is current taxable income to the Contract Owner will be subject to federal income tax withholding and reporting under the Code. Generally, however, a Contract Owner may elect not to have income taxes withheld or to have income taxes withheld at a different rate by filing a completed election form with us. Election forms will be provided at the time distributions are requested.

E.  GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Information Regarding Tax-Qualified Retirement Plans for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F.  ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity purchase.

G.  GENERATION SKIPPING TRANSFERS

Under certain circumstances, the Code may impose a "generation skipping transfer tax" when all or part of an Annuity Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require Fortis to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

H.  ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

The Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") repealed the Federal estate tax and replaced it with a carryover basis income tax regime effective for estates of decedents dying after December 31, 2009. EGTRRA also repealed the generation skipping transfer tax, but not the gift tax, for transfers made after December 31, 2009. EGTRRA contains a sunset provision, which essentially returns the Federal estate, gift and generation skipping transfer taxes to their pre-EGTRRA form, beginning in 2011. Congress may or may not enact permanent repeal between now and then.

During the period prior to 2010, EGTRRA provides for periodic decreases in the maximum estate tax rate coupled with periodic increases in the unified credit exemption amount. For 2002, the maximum estate tax rate is 50% and the unified credit exemption amount is $1,000,000.

The complexity of the new tax law, along with uncertainty as to how it might be modified in coming years, underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS
--------------------------------------------------------------------------------

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. Because of the complexity of the federal tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The federal tax rules applicable to owners of Contracts under tax-qualified retirement plans vary according to the type of plan as well as the terms and conditions of the plan itself. Contract owners, plan participants and beneficiaries are cautioned that the rights and benefits of any person may be controlled by the terms and conditions of the tax-qualified retirement plan itself, regardless of the terms and conditions of a Contract. We are not bound by the terms and conditions of such plans to the extent such terms conflict with a Contract, unless we specifically consent to be bound.

Some tax-qualified retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Tax penalties may apply to transactions with respect to tax-qualified retirement plans if applicable federal income tax rules and restrictions are not carefully observed.

We do not currently offer the Contracts in connection with all of the types of tax-qualified retirement plans discussed below and may not offer the Contracts for all types of tax-qualified retirement plans in the future.

1. TAX-QUALIFIED PENSION OR PROFIT-SHARING PLANS -- Eligible employers can establish certain tax-qualified pension and profit-sharing plans under section 401 of the Code. Rules under section 401(k) of the Code govern certain "cash or deferred arrangements" under such plans. Rules under section 408(k) govern "simplified employee pensions". Tax-qualified pension and profit-sharing plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate and the time when distributions must commence. Employers intending to use the Contracts in connection with tax-qualified pension or profit-sharing plans should seek competent tax and other legal advice.
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FORTIS BENEFITS INSURANCE COMPANY                                             29
--------------------------------------------------------------------------------

2. TAX SHELTERED ANNUITIES UNDER SECTION 403(b) -- Public schools and certain types of charitable, educational and scientific organizations, as specified in section 501(c)(3) of the Code, can purchase tax-sheltered annuity contracts for their employees. Tax-deferred contributions can be made to tax-sheltered annuity contracts under section 403(b) of the Code, subject to certain limitations. In general, contributions may not exceed the lesser of (1) 100% of the participant's compensation, and (2) $40,000 (adjusted for increases in cost-of-living). The maximum elective deferral amount is equal to $11,000 for 2002. The contribution limitation may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

Tax-sheltered annuity programs under section 403(b) are subject to a PROHIBITION AGAINST DISTRIBUTIONS FROM THE CONTRACT ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT, unless such distribution is made:

- after the participating employee attains age 59 1/2;

- upon severance from employment;

- upon death or disability; or

- in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a section 403(b) contract as of December 31, 1988.

3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 -- A governmental employer or a tax-exempt employer other than a governmental unit can establish a Deferred Compensation Plan under section 457 of the Code. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. Employees and independent contractors performing services for a governmental or tax-exempt employer can elect to have contributions made to a Deferred Compensation Plan of their employer in accordance with the employer's plan and section 457 of the Code.

Deferred Compensation Plans that meet the requirements of section 457(b) of the Code are called "eligible" Deferred Compensation Plans. Section 457(b) limits the amount of contributions that can be made to an eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount equal to $11,000 for 2002. The plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, the contribution limitation may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

All of the assets and income of an eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, custodial accounts and certain annuity contracts are treated as trusts. The requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, the requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a governmental employer if the Deferred Compensation Plan is not an eligible plan within the meaning of section 457(b) of the Code. In the absence of such a trust, amounts under the plan will be subject to the claims of the employer's general creditors.

In general, distributions from an eligible Deferred Compensation Plan are prohibited under section 457 of the Code unless made after the participating employee:

- attains age 70 1/2,

- has a severance from employment,

- dies, or

- suffers an unforeseeable financial emergency as defined in the Code.

4. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS") UNDER SECTION 408

TRADITIONAL IRAS -- Eligible individuals can establish individual retirement programs under section 408 of the Code through the purchase of an IRA.
Section 408 imposes limits with respect to IRAs, including limits on the amount that may be contributed to an IRA, the amount of such contributions that may be deducted from taxable income, the persons who may be eligible to contribute to an IRA, and the time when distributions commence from an IRA.

SIMPLE IRAS -- Eligible employees may establish SIMPLE IRAs in connection with a SIMPLE IRA plan of an employer under section 408(p) of the Code. Special rollover rules apply to SIMPLE IRAs. Amounts can be rolled over from one SIMPLE IRA to another SIMPLE IRA. However, amounts can be rolled over from a SIMPLE IRA to a Traditional IRA only after two years have expired since the employee first commenced participation in the employer's SIMPLE IRA plan. Amounts cannot be rolled over to a SIMPLE IRA from a qualified plan or a Traditional IRA. Hartford is a non-designated financial institution for purposes of the SIMPLE IRA rules.

ROTH IRAS -- Eligible individuals may establish Roth IRAs under section 408A of the Code. Contributions to a Roth IRA are not deductible. Subject to special limitations, a Traditional IRA may be converted into a Roth IRA or a distribution from a Traditional IRA may be rolled over to a Roth IRA. However, a conversion or a rollover from a Traditional IRA to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free.

5. FEDERAL TAX PENALTIES AND WITHHOLDING -- Distributions from tax-qualified retirement plans are generally taxed as ordinary income under section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution that bears

30                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------
the same ratio as the after-tax contributions bear to the expected return.

(a) PENALTY TAX ON EARLY DISTRIBUTIONS Section 72(t) of the Code imposes an additional penalty tax equal to 10% of the taxable portion of a distribution from certain tax-qualified retirement plans. However, the 10% penalty tax does not apply to a distribution that is:

- Made on or after the date on which the employee reaches age 59 1/2;

- Made to a beneficiary (or to the estate of the employee) on or after the death of the employee;

- Attributable to the employee's becoming disabled (as defined in the Code);

- Part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary;

- Except in the case of an IRA, made to an employee after separation from service after reaching age 55; or

- Not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.

IN ADDITION, THE 10% PENALTY TAX DOES NOT APPLY TO A DISTRIBUTION FROM AN IRA THAT IS:

- Made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- Not in excess of the amount of certain qualifying higher education expenses, as defined by section 72(t)(7) of the Code; or

- A qualified first-time homebuyer distribution meeting the requirements specified in section 72(t)(8) of the Code.

If you are a participant in a SIMPLE IRA plan, you should be aware that the 10% penalty tax is increased to 25% with respect to non-exempt early distributions made from your SIMPLE IRA during the first two years following the date you first commenced participation in any SIMPLE IRA plan of your employer.

(b) MINIMUM DISTRIBUTION PENALTY TAX If the amount distributed is less than the minimum required distribution for the year, the Participant is subject to a 50% penalty tax on the amount that was not properly distributed.

An individual's interest in a tax-qualified retirement plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

- the calendar year in which the individual attains age 70 1/2; or

- the calendar year in which the individual retires from service with the employer sponsoring the plan.

The Required Beginning Date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

The entire interest of the Participant must be distributed beginning no later than the Required Beginning Date over:

- the life of the Participant or the lives of the Participant and the Participant's designated beneficiary, or

- over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary.

Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. In addition, minimum distribution incidental benefit rules may require a larger annual distribution.

If an individual dies before reaching his or her Required Beginning Date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.

If an individual dies after reaching his or her Required Beginning Date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The minimum distribution requirements apply to Roth IRAs after the Contract owner dies, but not while the Contract owner is alive. In addition, if the owner of a Traditional or Roth IRA dies and the Contract owner's spouse is the designated beneficiary, the surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

On January 17, 2001, the Internal Revenue Service published a new set of proposed regulations in the Federal Register relating to minimum required distributions. The discussion above does not take these new proposed regulations into account. Please consult with your tax or legal adviser with any questions regarding the new proposed regulations.

(c) WITHHOLDING In general, regular wage withholding rules apply to distributions from IRAs and non-governmental plans described in section 457 of the Code. Periodic distributions from other tax-qualified retirement plans that are made for a specified period of 10 or more years or for the life or life expectancy of the participant (or the joint lives or

FORTIS BENEFITS INSURANCE COMPANY                                             31
--------------------------------------------------------------------------------
    life expectancies of the participant and beneficiary) are generally subject to federal income tax withholding as if the recipient were married claiming three exemptions. The recipient of periodic distributions may generally elect not to have withholding apply or to have income taxes withheld at a different rate by providing a completed election form.

The withholding rules applicable to distributions from qualified plans and section 403(b) plans apply generally to distributions from governmental 457(b) plans.

Mandatory federal income tax withholding at a flat rate of 20% will generally apply to other distributions from section 401, 403(b) or governmental 457(b) plans unless such distributions are:

- the non-taxable portion of the distribution;

- required minimum distributions;

- hardship distributions;

- made for a specified period of 10 or more years or for the life or life expectancy of the participant (or the joint lives or life expectancies of the participant and beneficiary); or

- direct transfer distributions.

Direct transfer distributions are direct payments to an IRA or to another eligible retirement plan under Code section 401(a)(31).

Certain states require withholding of state taxes when federal income tax is withheld.

6. ROLLOVER DISTRIBUTIONS -- Under present federal tax law, eligible rollover distributions from qualified retirement plans, section 403(b) arrangements, and governmental 457(b) plans generally can be rolled over to any of such plans or arrangements. Similarly, distributions from an IRA generally are permitted to be rolled over to a qualified plan, section 403(b) arrangement, or governmental 457(b) plan. After tax contributions may be rolled over from a qualified plan into another qualified plan or an IRA. In the case of a rollover from a qualified plan to another qualified plan, the rollover is permitted to be accomplished only through a direct rollover. In addition, a qualified plan is not permitted to accept rollovers of after tax contributions unless the plan provides separate accounting for such contributions (and earnings thereon). After tax contributions (including nondeductible contributions to an IRA) are not permitted to be rolled over from an IRA into a qualified plan, section 403(b) arrangement, or governmental 457(b) plan.

Separate accounting is required on amounts rolled from plans described under Code sections 401, 403(b) or 408(IRA), when those amounts are rolled into plans described under section 457(b) sponsored by governmental employers. These amounts, when distributed from the governmental 457(b) plan, will be subject to the 10% early withdrawal tax applicable to distributions from plans described under sections 401, 403(b) or 408(IRA), respectively.

32                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

                                                                                  YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------------------------
SUB-ACCOUNT                                                2001       2000       1999       1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED AMERICAN LEADERS FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $10.666    $10.535    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $10.091    $10.666    $10.535      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 3,103      2,672      1,271      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $10.624    $10.514    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $10.031    $10.624    $10.514      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 4,717      4,426      2,228      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED EQUITY INCOME FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $10.291    $11.723    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 9.048    $10.291    $11.723      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 2,167      1,822        745      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $10.250    $11.700    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 8.994    $10.250    $11.700      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 3,390      3,152      1,305      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $10.781    $ 9.831    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.401    $10.781    $ 9.831      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   129         89         44      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $10.738    $ 9.811    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.333    $10.738    $ 9.811      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   328        521        265      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED GROWTH STRATEGIES FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $13.585    $17.144    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $10.415    $13.585    $17.144      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 1,834      1,607        626      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $13.531    $17.110    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $10.353    $13.531    $17.110      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 2,135      1,967        803      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
SUB-ACCOUNT                                                1994       1993       1992
-------------------------------------------------------  ------------------------------
FEDERATED AMERICAN LEADERS FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
----------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED EQUITY INCOME FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
--------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED GROWTH STRATEGIES FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------

FORTIS BENEFITS INSURANCE COMPANY                                             33
--------------------------------------------------------------------------------

                                                                                  YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------------------------
SUB-ACCOUNT                                                2001       2000       1999       1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $ 9.071    $10.092    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 9.081    $ 9.071    $10.092      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   336        275        171      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $ 9.035    $10.072    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 9.026    $ 9.035    $10.072      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   720        690        385      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED INTERNATIONAL EQUITY FUND II
  ALL CONTRACT OWNERS UNDER 61                           $13.413    $17.590    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at beginning of period       $ 9.333    $13.413    $17.590      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period                 768        725        244      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $13.359    $17.556    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 9.277    $13.359    $17.556      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   879        924        344      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED INTERNATIONAL SMALL COMPANY FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $ 8.286    $10.000      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 5.729    $ 8.286      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   146         88      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $ 8.277    $10.000      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 5.712    $ 8.277      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                    74         55      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED CAPITAL APPRECIATION FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $ 7.622    $10.000      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 5.645    $ 7.622      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   630        291      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $ 7.613    $10.000      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 5.628    $ 7.613      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   620        253      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
SUB-ACCOUNT                                                1994       1993       1992
-------------------------------------------------------  ------------------------------
FEDERATED HIGH INCOME BOND FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED INTERNATIONAL EQUITY FUND II
  ALL CONTRACT OWNERS UNDER 61                             --         --         --
-------------------------------------------------------
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED INTERNATIONAL SMALL COMPANY FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED CAPITAL APPRECIATION FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------

34                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

                                                                                  YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------------------------
SUB-ACCOUNT                                                2001       2000       1999       1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED PRIME MONEY FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $10.818    $10.332    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.088    $10.818    $10.332      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   162         53         51      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $10.775    $10.312    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.022    $10.775    $10.312      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   231        124         73      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED QUALITY BOND FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $10.652    $10.000      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.368    $10.652      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                    73          6      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $10.641    $10.000      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.333    $10.641      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                    89         26      --         --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED SMALL CAP STRATEGIES FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $ 9.772    $13.841    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 9.552    $ 9.772    $13.841      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   371        315         61      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $ 9.741    $13.825    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 9.473    $ 9.741    $13.825      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   336        296         26      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED TOTAL RETURN BOND FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $ 9.624    $10.308    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.380    $ 9.624    $10.308      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   108         78         30      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $ 9.595    $10.297    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $11.323    $ 9.595    $10.297      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   170        112         28      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
SUB-ACCOUNT                                                1994       1993       1992
-------------------------------------------------------  ------------------------------
FEDERATED PRIME MONEY FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED QUALITY BOND FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED SMALL CAP STRATEGIES FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
FEDERATED TOTAL RETURN BOND FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------

FORTIS BENEFITS INSURANCE COMPANY                                             35
--------------------------------------------------------------------------------

                                                                                  YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------------------------
SUB-ACCOUNT                                                2001       2000       1999       1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------------
FEDERATED UTILITY FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period       $ 9.063    $10.067    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 7.721    $ 9.063    $10.067      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   308        286        149      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period       $ 9.027    $10.047    $10.000      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
    Accumulation Unit Value at end of period             $ 7.675    $ 9.027    $10.047      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                   653        817        425      --         --         --         --
-----------------------------------------------------------------------------------------------------------------------------------

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
SUB-ACCOUNT                                                1994       1993       1992
-------------------------------------------------------  ------------------------------
FEDERATED UTILITY FUND II
  ALL CONTRACT OWNERS UNDER 61
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------
  ONE OR MORE CONTRACT OWNERS 61 OR OLDER
    Accumulation Unit Value at beginning of period         --         --         --
-------------------------------------------------------
    Accumulation Unit Value at end of period               --         --         --
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------
    Number of Accumulation Units outstanding at end of
     period (in thousands)                                 --         --         --
-------------------------------------------------------

(a) Inception date May 1, 2000.

36                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

FURTHER INFORMATION ABOUT FORTIS BENEFITS INSURANCE COMPANY

Fortis Benefits Insurance Company ("Fortis Benefits") is a Minnesota corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is an indirectly wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis N.V. and 50% by Fortis. Fortis, Inc. manages the United States operations for these two companies.

Fortis N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis SA/NV is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis N.V. and Fortis SA/ NV have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim.

We offer and sell insurance products, including fixed and variable life insurance policies, fixed and variable annuity contracts, and group life, accident and health insurance policies. We market our products to small businesses and individuals through a national network of independent agents, brokers, and financial institutions.

All of the guarantees and commitments under the contracts are general obligations of Fortis Benefits regardless of whether you have allocated the contract value to the Variable Account or to the fixed account. None of Fortis Benefits' affiliated companies has any legal obligation to back Fortis Benefits' obligations under the contracts.

Effective April 1, 2001, Fortis Benefits contracted the administrative servicing obligations for the contracts to Hartford Life and Annuity Insurance Company ("Hartford L&A"), a subsidiary of The Hartford Financial Services Group ("Hartford"). Although Fortis Benefits remains responsible for all contract terms and conditions, Hartford L&A is responsible for servicing the contracts, including the payment of benefits, oversight of investment management (i.e., the Portfolios) and overall contract administration. This was part of a larger transaction whereby Hartford L&A reinsured all of the individual life insurance and annuity business of Fortis Benefits.

Additionally, as part of the transaction, Hartford Life and Accident, another subsidiary of Hartford, purchased all of the stock of Fortis Advisers, Inc., the investment manager for the Portfolios and Fortis Investors, Inc., the principal underwriter of the contracts. The portfolios have subsequently entered into a new investment advisory agreement with a Hartford affiliate. Please refer in this regard to the prospectus for the available portfolios which accompanies this prospectus.

Fortis Benefits seeks to compete primarily on the basis of customer service, product design, and, in the case of variable products, the investment results achieved. Many other insurance companies compete with Fortis Benefits in each of its markets, including on the basis of price. Many of these companies, which include some of the largest and best known insurance companies, have considerably greater resources than Fortis Benefits.

The Company is subject to regulation and supervision by the insurance departments of the states in which it is licensed to do business. This regulation covers a variety of areas, including benefit reserve requirements, adequacy of insurance company capital and surplus, various operational standards, and accounting and financial reporting procedures. Fortis Benefits' operations and accounts are subject to periodic examination by insurance regulatory authorities.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed up to prescribed limits for insurance contract losses, if covered, incurred by insolvent companies. The amount of any future assessments of Fortis Benefits under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal measures that may adversely affect the insurance business include health care reform, employee benefit regulation, controls on medicare costs and medical entitlement programs, tax law changes affecting the taxation of insurance companies or of insurance products, changes in the relative desirability of various personal investment vehicles, and removal of impediments on the entry of banking institutions into the business of insurance.

Pursuant to state insurance laws and regulations, Fortis Benefits is obligated to carry on its books, as liabilities, reserves to meet its obligations under outstanding insurance contracts. These reserves are based on assumptions about, among other things, future claims experience and investment returns. Neither the reserve requirements nor the other aspects of state insurance regulation provide absolute protection to holders of insurance contracts, if Fortis Benefits were to incur claims or expenses at rates significantly higher than expected or significant unexpected losses on its investments.

PROPERTIES

Fortis Benefits has approximately 1500 employees. Fortis Benefits has its principal offices in Kansas City, Missouri. Fortis Benefits leases a portion of that building consisting of 297,000 square feet. Fortis Benefits occupies approximately 85% of its building, which it expects will be adequate for its purposes for the foreseeable future. Fortis Benefits also leases approximately 70,000 square feet of space in Birmingham, Alabama for the employees of its dental insurance division. In addition Fortis Benefits has several regional claims and sales offices throughout the United States.

FORTIS BENEFITS INSURANCE COMPANY                                             37
--------------------------------------------------------------------------------

LEGAL PROCEEDINGS

The Company is a defendant in various lawsuits, none of which, in the opinion of the Company counsel, will result in a material liability.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 24, 2001 the shareholders consented to and approved the terms of a sale to Hartford Life, Inc. of substantially all of the assets and liabilities comprising the variable insurance and mutual fund division of the Company called the Fortis Financial Group.

On March 1, 2001 the shareholders consented to and approved the merger of Pierce National Life Insurance Company into Fortis Benefits Insurance Company effective July 1, 2001.

A shareholder meeting was held on April 30, 2001 to elect the current slate of directors of Fortis Benefits Insurance Company.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of Fortis Benefits. This summary has been derived in part from the financial statements of Fortis Benefits included elsewhere in this prospectus. You should read the following along with these financial statements.

                                                                   YEAR ENDED DECEMBER 31,
(IN THOUSANDS)                                    2001          2000          1999        1998*        1997*
---------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Premiums and policy charges                    $ 1,547,678   $ 1,604,244   $1,528,081   $1,333,258   $1,238,006
Net investment income                              306,377       331,380      289,719      234,043      228,724
Net realized gains (losses) on investment          (34,437)      (21,629)      18,854       52,404       41,101
Amortization of gain on reinsured business          52,179         5,000        1,101           --           --
Other income                                        13,161         9,607       11,663       11,183       36,458
                                               -----------   -----------   ----------   ----------   ----------
Total Revenues                                 $ 1,884,958   $ 1,928,602   $1,849,418   $1,630,888   $1,544,289
                                               -----------   -----------   ----------   ----------   ----------
Total benefits and expenses                    $ 1,722,125   $ 1,791,172   $1,714,876   $1,538,604   $1,442,059
Federal Income taxes                                55,474        44,820       44,869       30,402       35,120
Net income                                         107,359        92,610       89,673       61,882       67,110

BALANCE SHEET DATA
Total assets                                   $10,025,352   $10,632,449   $9,610,139*  $7,578,055   $6,819,484
Total liabilities                                9,304,557     9,641,403    8,760,587*   6,692,587    5,939,378
Total shareholder's equity                         720,795       991,046      849,552*     885,468      880,106
---------------------------------------------------------------------------------------------------------------

*The Balance Sheet Data for 1999 and the Income Statement Data and Balance Sheet Data for 1998 and 1997 have not been restated to reflect the merger activity occurring in 2001. The remaining data for 1999 and 2000 have been restated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

2001 COMPARED TO 2000

On April 1, 2001, Fortis, Inc. completed the sale (the "Sale") of its Fortis Financial Group division (the "Division") to Hartford Life Insurance Company ("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies and annuity contracts (collectively, the "Insurance Contracts") written by Fortis Benefits Insurance Company (the "Company").

To effect the Sale as it relates to the Company, The Hartford reinsured the Insurance Contracts on a 100% coinsurance basis (or a 100% modified coinsurance basis for some of the block) and agreed to administer the Insurance Contracts going forward. The Company received in connection with the Sale aggregate cash consideration of approximately $500 million from The Hartford. The reinsurance transaction resulted in a gain of $396 million which was deferred and will be amortized into income at the rate that earnings from the business sold would have been expected to emerge.

Effective as of July 1, 2001, Fortis Benefits Insurance Company, a Minnesota insurance company ("FBIC"), completed a statutory merger in which Pierce National Life Insurance Company, a California insurance company ("PNL"), merged with and into FBIC (the "Merger"). Immediately prior to the Merger, both FBIC and PNL were indirect wholly owned subsidiaries of Fortis, Inc., a Nevada corporation and a holding company for certain insurance companies in the United States. The Merger was completed as part of an internal reorganization being effected by Fortis, Inc. with respect to certain of its life and health insurance companies.

On December 31, 2001, the Company purchased (the "Purchase") the Dental Benefits Division of Protective Life Corporation ("Protective"). The Purchase includes group dental, group life and group disability insurance products ("Insurance Products"). The Company will reinsure these Insurance Products on a 100% coinsurance basis and perform administration of such Insurance Products. The Company paid $212 million for the business and recorded $143 million of goodwill in the transaction.

38                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

REVENUES

The sale of the Fortis Financial Group division resulted in a 82% decrease in the revenues derived from Investment Products for year ended December 31, 2001 compared to the year ended December 31, 2000.

The Company's major products are group disability and dental, group medical, group life, and pre-need annuity and life insurance coverages sold through a network of independent agents and brokers. Strong sales in the group dental, group disability and pre-need annuity and life lines resulted in an increase of premium from the year ended December 31, 2000 to December 31, 2001 of 10%, 3% and 9% respectively. Rate increases in the group medical line resulted in a 6% premium decrease due to non-renewal of existing business and lower new sales. During 2001, the Company began offering a new accidental death product through financial institutions. This business represents 4% of total accident and health premium.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Investment income decreased from $331 million in 2000 to $306 million in 2001 due to the Company's smaller invested asset base from the ceded Investment Product block of business. Changes in interest rates during 2001 and 2000 resulted in recognition of realized gains and losses upon sales of securities. The Company had less capital losses from fixed income investments in 2001 as compared to 2000. During 2001, the Company realized equity losses due to sales of certain equity security assets with underlying high yield bond investments.

BENEFITS

The total year-to-date policyholder benefit to premium ratio increased to 80% in 2001 from 78% in 2000. The group disability and dental, group medical, group life and pre-need benefit to premium ratios for the year ended December 31, were 82%, 75%, 72% and 103% respectively in 2001 and 82%, 74%, 67% and 106%
respectively in 2000. Group life experienced unusually high mortality during 2001.

EXPENSES

Commission rates have increased from the levels in 2000. This is primarily due to changes in the mix of business by product lines as well as the change in first year versus renewal premiums.

The Company's general and administrative expense to premium ratio decreased to 19% in 2001 from 22% in 2000. During 2000, the Company incurred project and system costs as well as new sales efforts resulting in unusually higher expenses over 2001. The Company continues to monitor expenses, striving to improve the expense to premium ratio, while maintaining quality and timely services to policyholders.

2000 COMPARED TO 1999

REVENUES

The Company's major products are group disability and dental, group medical, group life, and annuity and individual life insurance coverages sold through a network of independent agents and brokers. In the fourth quarter of 1999, the Company assumed a block of business from an affiliated Company, United Family Life Insurance Company. This assumed business is primarily pre-need life insurance designed to pre-fund funeral expenses and is sold as individual and group life and annuity products. Pre-need business represents $148 million and $36 million of gross premiums in 2000 and 1999 respectively. Group disability and dental, group medical, group life, annuity and individual life and pre-need represented 39%, 25%, 18%, 8% and 10%, respectively of premium in 2000 and 39%, 32%, 18%, 8% and 3% respectively in 1999. Rate increases in the group medical line resulted in non-renewal of existing business and lower new sales, which account for the decrease in premium from 1999 to 2000. Group medical sales began to recover during 2000.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Investment income increased from $239 million in 1999 to $280 million in 2000 due to the Company's larger invested asset base from the assumed pre-need business. Changes in interest rates during 2000 and 1999 resulted in recognition of realized gains and losses upon sales of securities. The Company had more capital losses from fixed income investments in 2000 as compared to 1999. During 1999, the Company decreased its common stock holdings as a result of investment portfolio realignment, which resulted in equity gains.

BENEFITS

The total year-to-date policyholder benefit to premium ratio decreased to 79% in 2000 from 80% in 1999. The group disability and dental, group medical, group life and pre-need benefit to premium ratios for the year ended December 31, were 82%, 74%, 67% and 98% respectively in 2000 and 83%, 80%, 70% and 87%
respectively in 1999. The group medical business experienced a lower benefit to premium ratio due to rate increases implemented in 1998 causing an increase in a higher quality base of business in 2000. Group life had improved mortality in 2000. The annuity line experienced lower interest credited due to the continued decline in the size of the fixed account block. The pre-need benefit to premium ratio at the end of 1999 represents one-quarter of business as it was assumed from an affiliated Company during the last quarter of 1999.

EXPENSES

Commission rates have decreased from the levels in 1999. This is primarily due to changes in the mix of business by product lines as well as the change in first year versus renewal premiums.

The Company's general and administrative expense to premium ratio increased slightly to 23% in 2000 up from 22% in 1999. Project and system costs as well as new sales efforts are the primary reason for this increase. The Company continues to monitor expenses, striving to improve the expense to premium ratio, while maintaining quality and timely services to policyholders.

FORTIS BENEFITS INSURANCE COMPANY                                             39
--------------------------------------------------------------------------------

MARKET RISK AND RISK MANAGEMENT

Interest rate risk is the Company's primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of insurance products and market value of investments. The yield realized on new investments generally increases or decreases in direct relationship with interest rate changes. The market value of the Company's fixed maturity and mortgage loan portfolios generally increases when interest rates decrease, and decreases when interest rates increase.

Interest rate risk is monitored and controlled through asset/ liability management. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. A major component of the Company's asset/liability management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company's insurance liabilities. The Company uses computer models to perform simulations of the cash flow generated from existing insurance policies under various interest rate scenarios. Information from these models is used in the determination of interest crediting strategies and investment strategies. The asset/liability management discipline includes strategies to minimize exposure to loss as market interest rates change. On the basis of these analyses, management believes there is no material solvency risk to the Company with respect to interest rate movements up or down of 100 basis points from year-end levels.

Equity market risk exposure is not significant. Equity investments in the general account are not material enough to threaten solvency and contract owners bear the investment risk related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contract owners, not by the Company. The Company provides certain minimum death benefits that depend on the performance of the variable separate accounts. Currently the majority of these death benefit risks are reinsured which then protects the Company from adverse mortality experience and prolonged capital market decline.

LIQUIDITY AND CAPITAL RESOURCES

The market value of cash, short-term investments and publicly traded bonds and stocks is at least equal to all policyholder reserves and liabilities. The Company's portfolio is readily marketable and convertible to cash to a degree sufficient to provide for short-term needs. The Company consistently monitors its liability durations and invests assets accordingly. The Company has no material commitments or off-balance sheet financing arrangements, which would reduce sources of funds in the upcoming year.

The National Association of Insurance Commissioners has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. Based upon current calculations using these risk-based capital standards, the Company's percentage of total adjusted capital is in excess of ratios, which would require regulatory attention.

The Company's fixed maturity investments consisted of 97.5% investment grade bonds as of December 31, 2001 and the Company does not expect this percentage to change significantly in the future.

REGULATION

The Company is subject to the laws and regulations established by the Minnesota State Insurance Department governing insurance business conducted in Minnesota State. Periodic audits are conducted by the Minnesota Insurance Department related to the Company's compliance with these laws and regulations. To date, there have been no adverse findings regarding the Company's operations.

ACCOUNTING

There were no changes in, or disagreements with, accountants on accounting and financial disclosure in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

40                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

----------------------------------------------------------------------
GENERAL INFORMATION
----------------------------------------------------------------------
    Safekeeping of Assets
----------------------------------------------------------------------
    Independent Public Accountants
----------------------------------------------------------------------
    Non-Participating
----------------------------------------------------------------------
    Misstatement of Age or Sex
----------------------------------------------------------------------
    Principal Underwriter
----------------------------------------------------------------------
PERFORMANCE RELATED INFORMATION
----------------------------------------------------------------------
    Total Return for all Sub-Accounts
----------------------------------------------------------------------
    Yield for Sub-Accounts
----------------------------------------------------------------------
    Money Market Sub-Accounts
----------------------------------------------------------------------
    Additional Materials
----------------------------------------------------------------------
    Performance Comparisons
----------------------------------------------------------------------
PERFORMANCE TABLES
----------------------------------------------------------------------
FINANCIAL STATEMENTS
----------------------------------------------------------------------

FORTIS BENEFITS INSURANCE COMPANY                                             41
--------------------------------------------------------------------------------

APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:
[(1 + I)/(1 + J + .005)] TO THE POWER OF n/12 - 1

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

             Amount withdrawn or transferred                                 $10,000
             Existing Guarantee Period                                       7 years
             Time of withdrawal or transfer                                  Beginning of 3rd year of Existing Guarantee
                                                                             Period
             Guaranteed Interest Rate (I)                                    8%*
             Guaranteed Interest Rate for new 5-year guarantee (J)           7%*
             Remaining Guarantee Period (N)                                  60 months

             Market Value Adjustment:                                 =      $10,000 X [[(1 + .08)/(1 + .07 + .005)] TO THE
                                                                             POWER OF 60/12 - 1]
                                                                      =      $234.73

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

             Amount withdrawn or transferred                                 $10,000
             Existing Guarantee Period                                       7 years
             Time of withdrawal or transfer                                  Beginning of 3rdyear of Existing Guarantee
                                                                             Period
             Guaranteed Interest Rate (I)                                    8%*
             Guaranteed Interest Rate for new 5-year guarantee (J)           9%*
             Remaining Guarantee Period (N)                                  60 months

             Market Value Adjustment:                                 =      $10,000 X [[(1 + .08)/(1 + .09 + .005)] TO THE
                                                                             POWER OF 60/12 - 1]
                                                                      =      -$666.42

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

             Amount withdrawn or transferred                                 $10,000
             Guarantee Period                                                7 years
             Time of withdrawal or transfer                                  Beginning of 3rdyear of Existing Guarantee
                                                                             Period
             Guaranteed Interest Rate (I)                                    8%*
             Guaranteed Interest Rate for new 5-year guarantee (J)           7.75%*
             Remaining Guarantee Period (N)                                  60 months

             Market Value Adjustment:                                 =      $10,000 X [[(1 + .08)/(1 + .0775 + .005)] TO THE
                                                                             POWER OF 60/12 - 1]
                                                                      =      114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,885.06

*   Assumed for illustrative purposes only.

42                                             FORTIS BENEFITS INSURANCE COMPANY
--------------------------------------------------------------------------------

APPENDIX II -- INVESTMENTS BY FORTIS

Fortis' legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Fortis, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

- federal, state and municipal obligations,

- preferred and common stocks,

- corporate bonds,

- real estate mortgages and mortgage backed securities,

- real estate, and

- certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods".

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are:
    Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life and Annuity Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Fortis; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Fortis.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                  --------------------------------------------

To the Board of Directors and Shareholder of Fortis Benefits Insurance Company

In our opinion, the accompanying balance sheet and the related statements of income, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Fortis Benefits Insurance Company, an indirect, wholly-owned subsidiary of Fortis (SA/NV) and Fortis N.V. (the Company) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The financial statements of the Company as of December 31, 1999 were audited by other independent accountants whose report dated February 17, 2000 expressed an unqualified opinion on those statements.

February 15, 2002                                     PRICEWATERHOUSECOOPERS LLP

                         REPORT OF INDEPENDENT AUDITORS
              ----------------------------------------------------

The Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying statement of operations, changes in equity and comprehensive income, and cash flow of Fortis Benefits Insurance Company (the Company), for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Company's results of operations and cash flows for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

February 17, 2000                                          /s/ ERNST & YOUNG LLP

                       FORTIS BENEFITS INSURANCE COMPANY
                                 BALANCE SHEETS

                                                                            DECEMBER 31
------------------------------------------------------------------------------------------------

                                                                                        2000
                                                                      2001           (restated)
------------------------------------------------------------------------------------------------
                                                                    (In thousands, except share
                                                                               data)
ASSETS
  Investments:
    Fixed maturities, at fair value (amortized cost 2001 --
     $2,744,158; 2000 -- $3,270,943)                               $ 2,785,442       $ 3,236,446
    Equity securities, at fair value (cost 2001 -- $114,049;
     2000 -- $91,266)                                                  115,348            88,014
    Mortgage loans on real estate, less allowance for
     possible losses (2001 -- $13,118; 2000 -- $11,085)                655,211           856,213
    Policy loans                                                         9,935           111,594
    Short-term investments                                             258,790           171,351
    Real estate and other investments                                   64,424            41,712
------------------------------------------------------------------------------------------------
                                                                     3,889,150         4,505,330
------------------------------------------------------------------------------------------------
  Cash and cash equivalents                                             11,704            17,084
  Receivables:
    Uncollected premiums                                                63,080            68,182
    Reinsurance recoverable on unpaid and paid losses                1,104,617           105,097
    Other                                                               34,027            53,096
------------------------------------------------------------------------------------------------
                                                                     1,201,724           226,375
------------------------------------------------------------------------------------------------
  Accrued investment income                                             50,999            63,330
  Deferred policy acquisition costs                                    108,406           533,313
  Property and equipment at cost, less accumulated
   depreciation                                                          4,972            20,893
  Federal income tax recoverable                                            --             6,029
  Deferred federal income taxes                                        193,022            45,779
  Other assets                                                          12,780             3,543
  Due from affiliates                                                   12,044                --
  Goodwill, less accumulated amortization (2001 -- $5,720;
   2000 -- $4,195)                                                     167,992            26,690
  Assets held in separate accounts                                   4,372,559         5,184,083
------------------------------------------------------------------------------------------------
                                                TOTAL ASSETS       $10,025,352       $10,632,449
------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                       FORTIS BENEFITS INSURANCE COMPANY
                          STATEMENTS OF BALANCE SHEETS

                                                                            DECEMBER 31
------------------------------------------------------------------------------------------------

                                                                                        2000
                                                                      2001           (restated)
------------------------------------------------------------------------------------------------
                                                                    (In thousands, except share
                                                                               data)
POLICY RESERVES AND LIABILITIES AND SHAREHOLDER'S EQUITY
  Policy reserves and liabilities:
    Future policy benefit reserves:
      Traditional and pre-need life insurance                      $ 1,796,952       $ 1,854,095
      Interest sensitive and investment products                     1,052,932         1,027,079
      Accident and health                                            1,110,436         1,007,789
------------------------------------------------------------------------------------------------
                                                                     3,960,320         3,888,963
------------------------------------------------------------------------------------------------
    Unearned revenues                                                   54,811            35,132
    Other policy claims and benefits payable                           265,702           244,755
    Policyholder dividends payable                                       2,023             9,470
------------------------------------------------------------------------------------------------
                                                                     4,282,856         4,178,320
------------------------------------------------------------------------------------------------
    Accrued expenses                                                    92,783            76,041
    Current income taxes payable                                        80,306                --
    Other liabilities                                                  106,220           118,975
    Dividends declared and unpaid                                           --            75,000
    Deferred gain on reinsurance ceded                                 369,833            25,909
    Due to affiliates                                                       --             7,883
    Liabilities related to separate accounts                         4,372,559         5,159,275
------------------------------------------------------------------------------------------------
                       TOTAL POLICY RESERVES AND LIABILITIES         9,304,557         9,641,403
------------------------------------------------------------------------------------------------
  Shareholder's equity:
    Common stock, $5 par value: authorized, issued and
     outstanding shares -- 1,000,000                                     5,000             5,000
    Additional paid-in capital                                         516,570           645,757
    Retained earnings                                                  170,811           363,452
    Unrealized gain (loss) on available-for-sale securities
     (net of deferred taxes 2001 -- $16,099; 2000 --
     $(11,880))                                                         29,899           (22,063)
    Unrealized gain on assets held in separate accounts (net
     of deferred taxes 2000 -- $113)                                        --               210
    Unrealized loss due to foreign currency exchange                    (1,485)           (1,310)
------------------------------------------------------------------------------------------------
                                  TOTAL SHAREHOLDER'S EQUITY           720,795           991,046
------------------------------------------------------------------------------------------------
     TOTAL POLICY RESERVES AND LIABILITIES AND SHAREHOLDER'S
                                                      EQUITY       $10,025,352       $10,632,449
------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                       FORTIS BENEFITS INSURANCE COMPANY
                              STATEMENTS OF INCOME

                                                                          YEARS ENDED DECEMBER 31
------------------------------------------------------------------------------------------------------------

                                                                                    2000             1999
                                                                   2001          (restated)       (restated)
------------------------------------------------------------------------------------------------------------
                                                                              (in thousands)
REVENUES:
  Insurance operations:
  Traditional and pre-need life insurance premiums              $  497,053       $  492,288       $  383,654
  Interest sensitive and investment product policy
   charges                                                          49,690          159,728          141,299
  Accident and health insurance premiums                         1,000,935          952,228        1,003,128
------------------------------------------------------------------------------------------------------------
                                                                 1,547,678        1,604,244        1,528,081
------------------------------------------------------------------------------------------------------------
  Net investment income                                            306,377          331,380          289,719
  Net realized (losses) gains on investments                       (34,437)         (21,629)          18,854
  Amortization of gain on reinsured business                        52,179            5,000            1,101
  Other income                                                      13,161            9,607           11,663
------------------------------------------------------------------------------------------------------------
                                           TOTAL REVENUES        1,884,958        1,928,602        1,849,418
------------------------------------------------------------------------------------------------------------
BENEFITS AND EXPENSES:
  Benefits to policyholders:
    Traditional and pre-need life insurance                        422,478          413,326          303,139
    Interest sensitive investment products                          39,701           89,062           96,116
    Accident and health claims                                     773,926          750,048          812,144
------------------------------------------------------------------------------------------------------------
                                                                 1,236,105        1,252,436        1,211,399
------------------------------------------------------------------------------------------------------------
  Policyholder dividends                                               966            2,685            3,114
  Amortization of deferred policy acquisition costs                 55,936           55,311           50,274
  Insurance commissions                                            141,623          131,772          130,814
  General and administrative expenses                              287,495          348,968          319,275
------------------------------------------------------------------------------------------------------------
                              TOTAL BENEFITS AND EXPENSES        1,722,125        1,791,172        1,714,876
------------------------------------------------------------------------------------------------------------
Income before federal income taxes                                 162,833          137,430          134,542
Federal income taxes                                                55,474           44,820           44,869
------------------------------------------------------------------------------------------------------------
                                               NET INCOME       $  107,359       $   92,610       $   89,673
------------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                       FORTIS BENEFITS INSURANCE COMPANY
                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                                                Accumulated
                                                                                                   Other
                                                    Common   Additional Paid-In    Retained    Comprehensive
                                         Total      Stock         Capital          Earnings    (Loss) Income
------------------------------------------------------------------------------------------------------------
                                                                  (In thousands)
Balance, December 31, 1998 (restated)  $1,060,655   $5,000        $645,757         $337,655      $  72,243
Comprehensive income :
  Net income                               89,673      --               --           89,673             --
  Change in unrealized losses on
   investments, net                      (150,037)     --               --               --       (150,037)
------------------------------------------------------------------------------------------------------------
  Total comprehensive loss                (60,364)
------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999 (restated)   1,000,291   5,000          645,757          427,328        (77,794)
Comprehensive income :
  Net income                               92,610      --               --           92,610             --
  Change in unrealized gain on
   investments, net                        54,631      --               --               --         54,631
------------------------------------------------------------------------------------------------------------
  Total comprehensive income              147,241
  Dividend                               (156,486)     --               --         (156,486)            --
------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000 (restated)     991,046   5,000          645,757          363,452        (23,163)
Comprehensive income :
  Net income                              107,359      --               --          107,359             --
  Change in unrealized gain on
   investments, net                        51,577      --               --               --         51,577
------------------------------------------------------------------------------------------------------------
  Total comprehensive income              158,936
  Net deemed dividend to parent          (129,187)     --         (129,187)              --             --
  Dividend                               (300,000)     --               --         (300,000)            --
------------------------------------------------------------------------------------------------------------
           BALANCE, DECEMBER 31, 2001  $  720,795   $5,000        $516,570         $170,811      $  28,414
------------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                       FORTIS BENEFITS INSURANCE COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED DECEMBER 31
-----------------------------------------------------------------------------------------------------

                                                                               2000          1999
                                                                 2001       (restated)    (restated)
-----------------------------------------------------------------------------------------------------
                                                                          (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $   107,359   $    92,610   $    89,673
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Provision for depreciation and amortization of goodwill         2,769         6,628        14,602
    Amortization of gain on reinsured business                    (52,179)       (5,000)       (1,101)
    Amortization of investment (discounts) premiums, net           (8,065)        4,190         5,997
    Net realized losses (gains) on sold investments                28,529        18,500       (18,903)
    Write-off of investment                                         5,907         3,129            --
    Policy acquisition costs deferred                             (74,993)     (118,826)     (105,888)
    Amortization of deferred policy acquisition costs              55,936        55,311        50,274
    Provision for deferred federal income taxes                  (147,243)       (8,093)       20,317
    Decrease in income taxes recoverable                          163,445       (13,963)         (866)
    Change in receivables, accrued investment income,
     unearned premiums, accrued expenses, other assets, due
     to and from affiliates and other liabilities                  37,210       (51,691)         (914)
    Increase (decrease) in future policy benefit reserves
     for traditional, interest sensitive and accident and
     health policies                                              121,712       165,148       120,142
    Increase (decrease) in other policy claims and benefits
     and policyholder dividends payable                            13,360       (25,303)        5,012
    Other                                                          (1,947)          174            --
-----------------------------------------------------------------------------------------------------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES      251,800       122,814       178,345
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed maturity investments                      (1,400,355)   (1,757,391)   (2,149,606)
  Sales and repayments of fixed maturity investments            1,729,692     1,992,838     2,134,102
  (Increase) decrease in short-term investments                   (87,459)      (47,669)      (45,461)
  Purchases of other investments                                 (222,285)     (363,978)     (305,889)
  Sales of other investments                                      294,350       298,927       353,267
  Sales (purchases) of property and equipment                      17,190          (603)       (7,213)
  Cash received pursuant to reinsurance agreement                 (27,176)       17,591         3,374
  Cash paid pursuant to reinsurance agreement                    (162,003)           --            --
-----------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES      141,954       139,715       (17,426)
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Activities related to investment products:
    Considerations received                                        43,713       226,139       237,375
    Surrenders and death benefits                                 (79,329)     (448,349)     (416,537)
    Interest credited to policyholders                              7,174        32,886        39,855
  Dividend                                                       (375,000)      (81,486)           --
  Change in foreign exchange rate                                   4,308         2,731        (5,077)
-----------------------------------------------------------------------------------------------------
                       NET CASH USED IN FINANCING ACTIVITIES     (399,134)     (268,079)     (144,384)
-----------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                   (5,380)       (5,550)       16,535
Cash and cash equivalents at beginning of year                     17,084        22,634         6,099
-----------------------------------------------------------------------------------------------------
                    CASH AND CASH EQUIVALENTS AT END OF YEAR  $    11,704   $    17,084   $    22,634
-----------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                       FORTIS BENEFITS INSURANCE COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31
------------------------------------------------------------------------------------------------

                                                                 2001         2000       1999
------------------------------------------------------------------------------------------------
                                                                        (In thousands)
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
  Assets and liabilities transferred in reinsurance
   transactions (Note 9):
    Cessations of FFG in 2001 and LTC in 2000:
      Non-cash assets (ceded) received:
        Compensation for ceded liabilities                    $  (500,000)  $     --   $      --
        Fixed maturities                                         (161,579)        --          --
        Other investments                                        (196,987)        --          --
        Capital gains on assets transferred                           582         --          --
        Other assets                                              (20,367)      (157)         --
        Deferred acquisition costs                               (441,555)   (20,829)         --
------------------------------------------------------------------------------------------------
                      TOTAL VALUE OF ASSETS (CEDED) RECEIVED  $(1,319,906)  $(20,986)  $      --
------------------------------------------------------------------------------------------------
      Non-cash liabilities ceded (assumed):
        Ceding commission                                     $   500,000   $     --   $      --
        Future policy benefit reserves                          1,049,137     15,086          --
        Claim liabilities and dividends payable                    14,928          7          --
        Unearned premium reserves                                     241      7,641          --
        Separate accounts seed money liability                    (21,387)        --          --
        Other liabilities                                           1,515       (320)         --
        Proceeds reallocation                                     198,750         --          --
------------------------------------------------------------------------------------------------
                           TOTAL LIABILITIES CEDED (ASSUMED)  $ 1,743,184   $ 22,414   $      --
------------------------------------------------------------------------------------------------
      Deemed dividend to parent                               $  (198,750)  $     --   $      --
      Deferred tax asset                                           69,563         --          --
------------------------------------------------------------------------------------------------
                               NET DEEMED DIVIDEND TO PARENT  $  (129,187)  $     --   $      --
------------------------------------------------------------------------------------------------
    Assumptions of Protective DBD in 2001 and UFL in 1999:
      Non-cash assets assumed:
        Fixed maturities                                      $        --   $     --   $ 517,091
        Other investments                                              --         --     121,696
        Goodwill and intangibles                                  143,204         --          --
        Other assets                                               20,890         --      12,763
        Deferred acquisition costs                                     --         --      35,882
        Federal income tax recoverable                             77,110         --          --
------------------------------------------------------------------------------------------------
                                        TOTAL ASSETS ASSUMED  $   241,204   $     --   $ 687,432
------------------------------------------------------------------------------------------------
      Non-cash liabilities assumed
        Future policy benefit reserves                        $   (21,913)  $     --   $(685,932)
        Unearned premium reserves                                 (13,975)        --          --
        Claim liabilities and dividends payable                   (15,068)        --      (4,874)
        Accrued expenses and other liabilities                    (28,245)        --          --
------------------------------------------------------------------------------------------------
                                   TOTAL LIABILITIES ASSUMED  $   (79,201)  $     --   $(690,806)
------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

FORTIS BENEFITS INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS)

 -----------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Fortis Benefits Insurance Company (the Company) is an indirect wholly-owned subsidiary of Fortis, Inc. (Fortis), which itself is an indirect, wholly-owned subsidiary of Fortis (SA/NV) and Fortis N.V. The Company is incorporated in Minnesota and distributes its products in all states except New York. The Company's revenues are derived principally from group employee benefits products and from individual pre-need products.

Effective March 1, 2000, the Company sold through cessation long-term care insurance business to John Hancock Life Insurance Company on a 100% co-insurance basis. (See Note 9 "Reinsurance" for more information on this reinsurance transaction.)

Effective April 1, 2001, the Company sold through cessation certain individual life insurance policies and annuity contracts to Hartford Life Insurance and Annuity Company on a 100% co-insurance basis and it's Separate Accounts business on a 100% modified co-insurance basis. (See Note 9 "Reinsurance" for more information on this reinsurance transaction.)

Effective July 1, 2001, the Company completed a statutory merger in which Pierce National Life Insurance Company (PNL), a California insurance company, merged with and into the Company (the Merger). Immediately prior to the Merger, both the Company and PNL were indirect wholly owned subsidiaries of Fortis, Inc., a Nevada corporation and a holding company for certain insurance companies in the United States. The Merger was completed as part of an internal reorganization being effected by Fortis, Inc. with respect to certain of its life and health insurance companies. Prior period financial statements have been restated to reflect the merger.

On December 31, 2001, the Company purchased the Dental Benefits Division of Protective Life Corporation. The Purchase includes group dental, group life and group disability insurance products. The Company will reinsure these insurance products on a 100% co-insurance basis and perform administration of such insurance products. (See Note 9 "Reinsurance" for more information on this reinsurance transaction.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2000, the Company adopted Statement of Position ("SOP") 98-7, Deposit Accounting: Accounting for Insurance and Reinsurance Contracts that do not Transfer Insurance Risk. SOP 98-7 provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk. The adoption of SOP 98-7 did not have a material effect on the Company's results of operations or financial position.

In June 2001, the Financial Accounting Standards Board issued statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 addresses financial accounting and reporting for business combinations and requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The Company applied the provisions of SFAS 141 for all business combinations subsequent to June 30, 2001. SFAS 142 eliminates the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives and requires such assets to be tested for impairment and to be written down to fair value, if necessary. The Company is currently assessing its goodwill for impairment and has not yet determined whether or to what extent this new statement will affect the financial statements.

INVESTMENTS

The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

All fixed maturity investments and all marketable equity securities are classified as available-for-sale and carried at fair value.

Changes in fair values of available for sale securities, after related deferred income taxes and after adjustment for the changes in the pattern of amortization of deferred policy acquisition costs and participating policyholder dividends, are reported directly in shareholder's equity as accumulated other comprehensive income and, accordingly, have no effect on net income. The unrealized appreciation or depreciation is net of deferred policy acquisition cost amortization and taxes that would have been required as a charge or credit to income had such unrealized amounts been realized.

Mortgage loans constitute first liens on commercial real estate and other income producing properties. The insurance statutes in Minnesota generally require that the initial principal loaned not exceed 80% of the appraised value of the property securing the loan. The Company's policy fully complies with this statute. Mortgage loans on real estate are reported at amortized cost, less allowance for possible losses. The change in the allowance for possible losses is recorded with realized gains and losses on investments.

Policy loans are reported at their unpaid balance. Short-term investments are carried at cost which approximates fair value.

Real estate and other investments consist principally of property acquired in satisfaction of debt and limited partnerships, respectively. Real estate is recorded at cost or carrying value of loans foreclosed less allowances for depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives. Other investments are accounted for using the equity method of accounting.

Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For traditional and pre-need life insurance and long-term care products (included as accident and health products), such costs are amortized over the premium paying period. For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. Estimation of future gross profits requires significant management judgment and is reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the related property. Depreciation expense was $1,243, $4,831 and $12,809 for the years ended December 31, 2001, 2000 and 1999, respectively.

INCOME TAXES

Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax bases and are measured using the currently enacted tax rates.

GUARANTY FUND ASSESSMENTS

There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in some states. The Company believes it has adequately provided for the impact of future assessments relating to current insolvencies.

SEPARATE ACCOUNTS

Effective April 1, 2001, the Company sold through cessation its separate accounts business to Hartford Life Insurance and Annuity Company on a 100% modified co-insurance basis. Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. (See Note 9 "Reinsurance" for more information on this reinsurance transaction.)

Revenues and expenses related to the separate account assets and liabilities are excluded from the amounts reported in the accompanying statements of income.

Assets and liabilities associated with the separate accounts relate to deposits and annuity considerations for variable life and variable annuity products for which the contract owner, rather than the Company, bears the investment risk. Separate account assets are reported at fair value and represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners.

The Company received mortality and expense risk fees from the separate accounts, deducted monthly cost of insurance charges, and received minimum death benefit guarantee fees along with issue and administrative fees from the variable life insurance separate accounts prior to the sale.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company made periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue to be payable at the initial level regardless of investment performance so long as minimum premium payments are made.

REVENUE RECOGNITION AND FUTURE POLICY BENEFIT RESERVES

Premiums for traditional life insurance and pre-need life products are recognized as revenues when due over the premium-paying period. Reserves for future policy benefits are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.

Revenues for interest sensitive and investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest crediting rates for universal life and investment products ranged from 3% to 14% in 2001, 4% to 15% in 2000 and 3.5% to 12% in 1999.

A portion of the Company's pre-need life products provide an increasing future benefit tied typically to the U.S. Consumer Price Index or a targeted growth rate established at management's discretion. All pre-need life products that have death benefit increases made at management's discretion are accounted for as interest-sensitive life products.

Premiums for accident and health insurance products, including medical, long- and short-term disability and dental insurance products, are recognized as revenues ratably over the contract period in proportion to the risk insured. Reserves for future disability benefits are based on the 1987 Commissioners Group Disability Table. The valuation interest rate is the Single Premium Immediate Annuity valuation rate less 100 basis points. Claims in the first five years are modified based on the Company's actual experience.

Other policy claims and benefits payable for reported and incurred but not reported claims and related claims adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in income currently.

COMPREHENSIVE INCOME
Comprehensive income is comprised of net income and other comprehensive income which includes unrealized gains and losses adjusted for the impact of gains and losses realized during the current year on securities classified as available-for-sale, net of the effect on deferred policy acquisition costs and taxes.
STATEMENTS OF CASH FLOWS

The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

RECLASSIFICATIONS

Certain amounts in the 2000 and 1999 financial statements have been reclassified to conform to the 2001 presentation.

3. INVESTMENTS
AVAILABLE-FOR-SALE SECURITIES
The following is a summary of the available-for-sale securities:

                                                                Gross              Gross
                                           Amortized          Unrealized         Unrealized
                                              Cost              Gains              Losses           Fair Value
                                           -------------------------------------------------------------------
AT DECEMBER 31, 2001:
  Fixed maturities:
    Governments                            $  216,644          $ 3,554            $  3,583          $  216,615
    Public utilities                          191,860            4,777               4,834             191,803
    Industrial and miscellaneous            2,048,100           69,239              34,104           2,083,235
    Other                                     287,554            6,701                 466             293,789
                                           -------------------------------------------------------------------
Total fixed maturities                      2,744,158           84,271              42,987           2,785,442
  Equity securities                           114,049            6,012               4,713             115,348
                                           -------------------------------------------------------------------
                                    TOTAL  $2,858,207          $90,283            $ 47,700          $2,900,790
                                           -------------------------------------------------------------------
AT DECEMBER 31, 2000:
  Fixed maturities:
    Governments                            $  420,539          $18,176            $    601          $  438,114
    Public utilities                          267,144            4,182               5,121             266,205
    Industrial and miscellaneous            2,313,100           30,665              85,376           2,258,389
    Other                                     270,160            4,941               1,363             273,738
                                           -------------------------------------------------------------------
Total fixed maturities                      3,270,943           57,964              92,461           3,236,446
  Equity securities                            91,266            5,160               8,412              88,014
                                           -------------------------------------------------------------------
                                    TOTAL  $3,362,209          $63,124            $100,873          $3,324,460
                                           -------------------------------------------------------------------

The amortized cost and fair value of available-for-sale investments in fixed maturities at December 31, 2001, by contractual maturity, are shown below.

                                                              Amortized
                                                                 Cost            Fair Value
                                                              -----------------------------
Due in one year or less                                       $  140,972         $  142,518
Due after one year through five years                            440,342            453,284
Due after five years through ten years                           981,551            990,470
Due after ten years                                            1,181,293          1,199,170
                                                              -----------------------------
                                                       TOTAL  $2,744,158         $2,785,442
                                                              -----------------------------

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

MORTGAGE LOANS

The Company has issued commercial mortgage loans on properties located throughout the United States. Approximately 36% and 37% of outstanding principal is concentrated in the states of New York, California and Florida, at December 31, 2001 and 2000, respectively. Loan commitments outstanding totaled $0 and $8,000 at December 31, 2001 and 2000 respectively.

INVESTMENTS ON DEPOSIT

The Company had fixed maturities carried at $64,176 and $93,940 at December 31, 2001 and 2000, respectively, on deposit with various governmental authorities as required by law.

NET UNREALIZED GAINS (LOSSES)

The adjusted net unrealized gains (losses) on investments recorded in accumulated other comprehensive income for the year ended December 31, are set forth below:

                                                            Before-Tax         Tax Benefit         Net-of-Tax
                                                              Amount            (Expense)            Amount
                                                            -------------------------------------------------
December 31, 2001:
  Unrealized gains (losses) on investments:
    Unrealized gains (losses) on available-for-sale
     investments                                            $ 123,988           $(43,904)          $  76,168
    Increase in amortization of deferred policy
     acquisition costs                                         (1,752)               612              (1,140)
    Reclassification for gains (losses) realized in net
     income                                                   (42,061)            14,694             (23,451)
                                                            -------------------------------------------------
                                  OTHER COMPREHENSIVE GAIN  $  80,175           $(28,598)          $  51,577
                                                            -------------------------------------------------
December 31, 2000:
  Unrealized gains (losses) on investments:
    Unrealized gains (losses) on available-for-sale
     investments                                            $ 117,559           $(41,145)          $  76,414
    Increase in amortization of deferred policy
     acquisition costs                                         (2,314)               810              (1,504)
    Reclassification for gains (losses) realized in net
     income                                                   (31,198)            10,919             (20,279)
                                                            -------------------------------------------------
                                  OTHER COMPREHENSIVE GAIN  $  84,047           $(29,416)          $  54,631
                                                            -------------------------------------------------
December 31, 1999:
  Unrealized gains (losses) on investments:
    Unrealized gains (losses) on available-for-sale
     investments                                            $(256,773)          $ 89,871           $(166,902)
    Decrease in amortization of deferred policy
     acquisition costs                                          9,142             (3,200)              5,942
    Reclassification for gains (losses) realized in net
     income                                                    16,805             (5,882)             10,923
                                                            -------------------------------------------------
                                  OTHER COMPREHENSIVE LOSS  $(230,826)          $ 80,789           $(150,037)
                                                            -------------------------------------------------

NET INVESTMENT INCOME AND NET REALIZED (LOSSES) GAINS ON INVESTMENTS

Major categories of net investment income and realized (losses) gains on investments for each year were as follows:

                                                                                  2000               1999
                                                                2001           (restated)         (restated)
                                                              ----------------------------------------------
NET INVESTMENT INCOME:
  Fixed maturities                                            $217,535          $240,163           $215,664
  Equity securities                                             16,967            15,842              8,274
  Mortgage loans on real estate                                 65,524            72,278             59,307
  Policy loans                                                   2,156             7,114              5,664
  Short-term investments                                           939               600                979
  Real estate and other investments                              9,428             2,877              6,695
                                                              ----------------------------------------------
                                                               312,549           338,874            296,583
  Expenses                                                      (6,172)           (7,494)            (6,864)
                                                              ----------------------------------------------
                                                              $306,377          $331,380           $289,719
                                                              ----------------------------------------------
NET REALIZED (LOSSES) GAINS ON INVESTMENTS:
  Fixed maturities                                            $(35,594)         $(35,889)          $(17,060)
  Equity securities                                             (6,467)            4,691             33,865
  Mortgage loans on real estate                                  7,810                --                 --
  Short-term investments                                          (129)              120                (50)
  Real estate and other investments                                (57)            9,449              2,099
                                                              ----------------------------------------------
                                                              $(34,437)         $(21,629)          $ 18,854
                                                              ----------------------------------------------

Proceeds from sales of investments in fixed maturities were $1,729,692, $1,992,838 and $2,134,102 in 2001, 2000 and 1999, respectively. Gross gains of
$47,473, $16,692 and $12,918 and gross losses of $83,067, $52,581 and $29,978 were realized on the sales in 2001, 2000 and 1999, respectively.

4. DEFERRED POLICY ACQUISITION COSTS

The changes in deferred policy acquisition costs by product were as follows:

                                                           Interest Sensitive
                                   Traditional and           and Investment             Accident
                                    Pre-Need Life               Products               and Health           Total
                                   --------------------------------------------------------------------------------
Balance, December 31, 1999            $107,679                  $ 366,724               $ 18,498          $ 492,901
Acquisition costs deferred              20,866                     95,284                  2,983            119,133
Acquisition costs amortized            (21,806)                   (32,854)               (21,481)           (76,141)
Foreign currency conversion               (262)                        (4)                    --               (266)
Increased amortization of
 deferred acquisition costs from
 unrealized gains on
 available-for-sale securities              --                     (2,314)                    --             (2,314)
                                   --------------------------------------------------------------------------------
Balance, December 31, 2000             106,477                    426,836                     --            533,313
Acquisition costs deferred              52,413                     22,580                     --             74,993
Acquisition costs amortized            (51,811)                  (445,681)                    --           (497,492)
Foreign currency conversion               (615)                       (41)                    --               (656)
Increased amortization of
 deferred acquisition costs from
 unrealized gains on
 available-for-sale securities              --                     (1,752)                    --             (1,752)
                                   --------------------------------------------------------------------------------
Balance, December 31, 2001            $106,464                  $   1,942               $     --          $ 108,406
                                   --------------------------------------------------------------------------------

Included in total policy acquisition costs amortized in 2001 are $441,555 of acquisition costs and $8,013 of present value of future profits resulting from the reinsurance cession agreement on certain individual life insurance policies and annuity contracts with Hartford Life Insurance Company, which became effective April 1, 2001. See Note 9 "Reinsurance" for more information on the reinsurance transaction.

Included in total policy acquisition costs amortized in 2000 is $20,829 of acquisition costs resulting from the long-term care reinsurance cession agreement with John Hancock Life Insurance Company, which became effective
March 1, 2000. See Note 9, "Reinsurance" for more information on the reinsurance transaction.

5. PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31 for each year follows:

                                                                2001             2000
                                                              -------------------------
Land                                                          $     --         $  1,900
Building and improvements                                        2,106           27,019
Furniture and equipment                                         49,878           79,051
                                                              -------------------------
                                                                51,984          107,970
Less accumulated depreciation                                  (47,012)         (87,077)
                                                              -------------------------
Net property and equipment                                    $  4,972         $ 20,893
                                                              -------------------------

During 2001, land, building and furniture and equipment with book values of $1,900, $15,307, and $1,605, respectively, were sold to Hartford Life and Annuity Insurance Company for $20,791.

6. ACCIDENT AND HEALTH RESERVES

Activity for the liability for unpaid accident and health claims is summarized as follows:

                                                                          Years Ended December 31
                                                                --------------------------------------------
                                                                   2001             2000             1999
                                                                --------------------------------------------
Balance as of January 1, net of reinsurance recoverables        $1,154,773       $1,140,084       $1,062,447
  Add: Incurred losses related to:
    Current year                                                   822,695          753,173          824,944
    Prior years                                                    (36,591)         (25,859)         (12,800)
                                                                --------------------------------------------
                                    TOTAL INCURRED LOSSES          786,104          727,314          812,144
                                                                --------------------------------------------
  Deduct: Paid losses related to:
    Current year                                                   434,095          428,725          468,404
    Prior years                                                    259,202          283,900          266,103
                                                                --------------------------------------------
                                        TOTAL PAID LOSSES          693,297          712,625          734,507
                                                                --------------------------------------------
Balance as of December 31, net of reinsurance
 recoverables                                                   $1,247,580       $1,154,773       $1,140,084
                                                                --------------------------------------------

The table above differs from the amounts reported on the balance sheet in the following respects: (1) the table above is presented net of ceded reinsurance and the accident and health reserves reported on the balance sheet are gross of ceded reinsurance; and (2) the table above includes accident and health benefits payable which are included with other policy claims and benefits payable reported on the balance sheet.

Included in incurred losses presented above related to current year is $12,178 of reserves assumed resulting from the Dental Benefits Division of Protective Life Corporation reinsurance agreement which became effective December 31, 2001. See Note 9 "Reinsurance" for more information on this reinsurance transaction.

Excluded from incurred losses presented above related to prior year is $22,734 of reserves ceded resulting from the long-term care reinsurance agreement with John Hancock Life Insurance Company, which became effective March 1, 2000. See
Note 9 "Reinsurance" for more information on this reinsurance transaction.

In each of the years presented above, the accident and health insurance line of business experienced overall favorable development on claims reserves established as of the previous year end. The favorable development was a result of a reduction of loss reserves due to ongoing analysis of recent loss development trends.

The liability for unpaid accident and health claims includes $1,109,112 and $1,042,180 of total disability income reserves as of December 31, 2001 and 2000, respectively, which were discounted for anticipated interest earnings using a rate which varies by incurral year.

7. FEDERAL INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis. Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

The significant components of the Company's deferred tax liabilities and assets as of December 31, 2001 and 2000 are as follows:

                                                                     2001           2000
                                                                   -----------------------
Deferred tax assets:
  Deferred gain on reinsurance                                     $129,427       $  3,497
  Separate account assets/liabilities                                 8,418         72,599
  Reserves                                                           24,356         41,171
  Deferred policy acquisition costs                                  23,427             --
  Claims and benefits payable                                         7,706          7,445
  Accrued liabilities                                                 8,229         15,002
  Unrealized losses                                                      --         13,007
  Investments                                                         4,515         14,639
  Other                                                               6,508          8,304
                                                                   -----------------------
                                   TOTAL DEFERRED TAX ASSETS        212,586        175,664
                                                                   -----------------------
Deferred tax liabilities:
Deferred policy acquisition costs                                        --        117,568
  Unrealized gains                                                   16,523            747
  Fixed assets                                                        1,075          3,143
  Investments                                                         1,966          5,632
  Other                                                                  --          2,795
                                                                   -----------------------
                              TOTAL DEFERRED TAX LIABILITIES         19,564        129,885
                                                                   -----------------------
                                      NET DEFERRED TAX ASSET       $193,022       $ 45,779
                                                                   -----------------------

As of December 31, 2001, the Company had a balance of $12,145 in its Policyholder Surplus Account under the provisions of the Internal Revenue Code. This amount could become taxable to the extent that certain future events occur.

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and, therefore, no such valuation allowance has been established.

The Company's tax expense (benefit) for the year ended December 31 is shown as follows:

                                                                     2001          2000          1999
                                                                   ------------------------------------
Current                                                            $ 84,696       $52,981       $33,601
Deferred                                                            (29,222)       (8,161)       11,268
                                                                   ------------------------------------
                                                                   $ 55,474       $44,820       $44,869
                                                                   ------------------------------------

Federal income tax payments and refunds resulted in net payments of $8,684, $67,384 and $24,641 in 2001, 2000 and 1999, respectively.

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:

                                                                     2001           2000           1999
                                                                   --------------------------------------
Statutory income tax rate                                            35.0%          35.0%          35.0%
Other, net                                                           (0.9)          (2.1)          (1.7)
                                                                   --------------------------------------
                                                                     34.1%          32.9%          33.3%
                                                                   --------------------------------------

8. ASSETS HELD IN SEPARATE ACCOUNTS

Separate account assets at December 31 were as follows:

                                                                      2001             2000
                                                                   ---------------------------
Premium and annuity considerations for the variable annuity
 products and variable universal life products for which the contract holder, rather than the Company, bears the
 investment risk                                                   $4,372,559       $5,159,275
Assets of the separate accounts owned by the Company, at
 fair value                                                                --           24,808
                                                                   ---------------------------
                                                                   $4,372,559       $5,184,083
                                                                   ---------------------------

9. REINSURANCE

In the second quarter of 1996, First Fortis Life Insurance Company (First Fortis), an affiliate, received approval from the New York State Insurance Department for a reinsurance agreement with the Company. The agreement, which became effective as of January 1, 1996, decreased First Fortis' long-term disability reinsurance retention from a $10 net monthly benefit to a $2 net monthly benefit for claims incurred on and after January 1, 1996. The Company has assumed $6,622, $6,884 and $6,580 of premium from First Fortis in 2001, 2000 and 1999, respectively. The Company has assumed $17,480 and $14,366 of reserves in 2001 and 2000, respectively, from First Fortis.

In the fourth quarter of 1999, United Family Life Insurance Company (UFL), an affiliate, received approval from the state of Georgia for a reinsurance agreement with the Company. The agreement, which became effective October 1, 1999, provided for the cession of substantially all of UFL's pre-need life insurance business on a 100% co-insurance basis. The Company assumed approximately $690,806 of reserves and received approximately $654,924 of cash, investments (primarily fixed maturities and mortgages) and other assets as of October 1, 1999. The $35,882 ceding commission was capitalized as an acquisition cost. The Company has assumed premium from UFL of $35,919 in 2001 and $63,069 in 2000. The Company has assumed $696,961 and $679,969 of reserves in 2001 and 2000, respectively, from UFL.

In the first quarter of 2000, the Company entered into a reinsurance agreement with John Hancock Life Insurance Company (John Hancock) for the sale of the Long-Term Care (LTC) line of business. The sale of the LTC line of business was effective March 1, 2000. The Company recorded a gain on this transaction of $19,019. The gain has been deferred and is being amortized as the level of direct inforce LTC policies decreases over future years, not to exceed 30 years. The amount of gain amortized was $2,581 and $3,100 in 2001 and 2000, respectively. The Company ceded $69,719 and $41,309 of premiums and $62,637 and $32,222 of reserves to John Hancock in 2001 and 2000 respectively.

In the second quarter of 2001, the Company entered into a reinsurance agreement with Hartford Life Insurance and Annuity Company (Hartford) for the sale (Sale) of its Fortis Financial Group division (the Division). The Division includes, among other blocks of business, certain individual life insurance policies and annuity contracts (collectively, the Insurance Contracts) written by the Company. Certain of the Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series Fund.

To effect the Sale as it relates to the Company, The Hartford reinsured the Insurance Contracts on a 100% coinsurance basis (or 100% modified coinsurance basis for the Separate Accounts block) and agreed to administer the Insurance Contracts going forward. The Company received in connection with the Sale aggregate cash consideration of approximately $500 million from The Hartford. The reinsurance transaction resulted in a gain of $396,102 which was deferred and will be amortized into income at the rate that earnings from the business sold would have expected to emerge. The amount of gain amortized in 2001 was $47,928.

In the fourth quarter of 2001, the Company entered into a reinsurance agreement with Protective Life Corporation (Protective). The agreement, which became effective December 31, 2001, provided for the assumption of Protective's Dental Benefits Division on a 100% co-insurance basis. The Company assumed approximately $79,000 of reserves, $241,000 of assets including $143,000 of goodwill, and paid cash of approximately $162,000 as of December 31, 2001.

The maximum amount that the Company retains on any one life is $1,300 of life insurance including accidental death. Amounts in excess of $1,300 are reinsured with other life insurance companies on a yearly renewable term basis.

Ceded reinsurance premiums for the year ended December 31 were as follows:

                                                                     2001          2000          1999
                                                                   ------------------------------------
Life insurance                                                     $435,917       $17,048       $11,167
Accident and health insurance                                        76,132        48,427        17,824
                                                                   ------------------------------------
                                                                   $512,049       $65,475       $28,991
                                                                   ------------------------------------

Recoveries under reinsurance contracts for the year ended December 31 were as follows:

                                                                     2001           2000          1999
                                                                   -------------------------------------
Life insurance                                                      $52,548        $ 6,686       $ 2,160
Accident and health insurance                                         7,420          8,535        13,669
                                                                   -------------------------------------
                                                                    $59,968        $15,221       $15,829
                                                                   -------------------------------------

Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.

10. DIVIDEND RESTRICTIONS

Dividend distributions to the parent are restricted as to the amount by state regulatory requirements. A dividend is extraordinary when combined with all other dividends and distributions made with in the preceding 12 months exceeds the greater of 10% of the insurers surplus as regards to policy holders on December 31 of the next preceding year, or the net gain from operations. In 2001, the Company declared dividends of $300,000, all of which was extraordinary.

Approval was sought and received from the Minnesota Department of Commerce for the distribution of the extraordinary dividends. The Company paid $375,000 during 2001, $75,000 of which was declared in 2000.

11. REGULATORY ACCOUNTING REQUIREMENTS

Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The Company does not employ any significant permitted practices.

In 1998, the NAIC adopted codified statutory accounting practices (Codification) effective January 1, 2001. Codification changed, to some extent, prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification required adoption by the various states before it became the prescribed statutory basis of accounting for insurance companies domesticated within those states. Minnesota adopted Codification effective January 1, 2001. The cumulative effect of all changes resulting from the Codification guidance was recorded as a direct adjustment to statutory surplus on January 1, 2001. The effect of the adoption was an increase to statutory surplus of $33,501 due primarily to deferred taxes.

Insurance enterprises are required by State Insurance Departments to adhere to minimum risk-based capital (RBC) requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                         Net Income                       Shareholder's Equity
                                           --------------------------------------       -------------------------
                                             2001           2000           1999           2001            2000
                                           ----------------------------------------------------------------------
Based on statutory accounting
 practices                                 $(48,149)      $ 99,806       $ 16,765       $ 485,031       $ 508,982
Deferred policy acquisition costs            19,057         63,821         55,752         108,406         533,313
Investment valuation differences             (3,892)        (3,456)        (5,127)         49,062         (28,603)
Deferred and uncollected premiums             2,684            449         (2,700)        (12,934)        (18,222)
Policy reserves                              (2,744)       (13,383)       (21,377)         52,593        (146,255)
Commissions                                   6,722        (45,485)        75,547               5              --
Current income taxes payable                (60,568)         2,616         (8,882)          1,384         (10,117)
Deferred income taxes                        29,221          8,162         (9,474)        162,081          45,779
Realized gains on investments                 3,444         (4,958)        (4,729)             --              --
Realized gains (losses) transferred
 to the Interest Maintenance Reserve
 (IMR), net of tax                            6,011        (17,376)        (8,489)             --              --
Amortization of IMR, net of tax                 672         (5,352)        (8,363)             --              --
Write-off of investment                      (5,907)        (3,129)            --              --              --
Pension expense                               3,745         (2,145)        (1,475)         (6,256)         (9,985)
Goodwill and intangibles                     (1,535)        (1,551)        (1,643)        174,492          26,778
Property and equipment                       (1,255)            --             --           2,532           3,261
Interest maintenance reserve                     --             --             --          14,621          31,482
Asset valuation reserve                          --             --             --          55,616          76,317
Ceded reinsurance agreement                   8,998             --             --        (361,513)             --
Assumed reinsurance agreement               147,429             --             --              --              --
Other, net                                    3,426         14,591         13,868          (4,325)        (21,684)
                                           ----------------------------------------------------------------------
Based on generally accepted
 accounting principles                     $107,359       $ 92,610       $ 89,673       $ 720,795       $ 991,046
                                           ----------------------------------------------------------------------

12. TRANSACTIONS WITH AFFILIATED COMPANIES

The Company receives various services from Fortis and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology and other administrative functions. The fees paid to Fortis, Inc. for these services for years ended December 31, 2001, 2000 and 1999, were $9,332, $11,174 and $13,434, respectively. Information technology expenses were $10,436, $47,123 and $59,390 for years ended December 31, 2001, 2000 and 1999, respectively.

In conjunction with the marketing of its fixed and variable annuity and variable life products, the Company paid $19,313, $93,107 and $79,413 in commissions to its affiliate, Fortis Investors, Inc., for the years ended December 31, 2001, 2000 and 1999, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on a separate company basis.

13. FAIR VALUE DISCLOSURES

VALUATION METHODS AND ASSUMPTIONS

The fair values for fixed maturity securities and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage loans are reported at unpaid principal balance less allowances for possible losses. The fair values of mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amount of policy loans reported in the Balance Sheet approximates fair value. For short-term investments, the carrying amount is a reasonable estimate of fair value. The fair values for the Company's policy reserves under the investment products are determined using cash surrender value. Separate account assets and liabilities are reported at their estimated fair values in the Balance Sheet.

The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

                                                       December 31, 2001                 December 31, 2000
                                                  ---------------------------       ---------------------------
                                                   Carrying                          Carrying
                                                    Amount         Fair Value         Amount         Fair Value
                                                  -------------------------------------------------------------
ASSETS:
  Investments:
    Securities available-for-sale:
      Fixed maturities                            $2,785,442       $2,791,350       $3,236,446       $3,236,446
      Equity securities                              115,348          115,348           88,014           88,014
  Mortgage loans on real estate                      655,211          690,026          856,213          890,173
  Policy loans                                         9,935            9,935          111,594          111,594
  Short-term investments                             258,790          258,790          171,351          171,351
  Assets held in separate accounts                 4,372,559        4,372,559        5,184,083        5,184,083
LIABILITIES:
  Individual and group annuities (subject
   to discretionary withdrawal)                      286,367          276,900          637,080          621,596
  Liabilities related to separate accounts         4,372,559        4,372,559        5,159,275        5,159,275

14. COMMITMENTS AND CONTINGENCIES

The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.

15. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Company is an indirect wholly-owned subsidiary of Fortis, which sponsors a defined benefit pension plan covering employees and certain agents who meet eligibility requirements as to age and length of service. The benefits are based on years of service and career compensation. Fortis Inc.'s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to approximately $4,114, $2,097 and $2,223 for 2001, 2000 and 1999, respectively.

The Company participates in a contributory profit sharing plan, sponsored by Fortis, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. For employees hired on or before December 31, 2000, the first 3% of an employee's contribution is matched 200% by the Company. The second 2% is matched 50% by the Company. For employees hired after December 31, 2000, the first 3% of an employee's contribution is matched 100% by the Company. The second 2% is matched 50% by the Company. The amount expensed was approximately $5,216, $4,573 and $3,711 for 2001, 2000 and 1999, respectively.

In addition to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by Fortis. Health care benefits, either through a Fortis sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993.

There were no net postretirement benefit costs allocated to the Company for the years ended December 31, 2001, 2000 and 1999. The Company made contributions to the postretirement benefit plans of approximately $1,049, $0 and $19 in 2001, 2000 and 1999, respectively, as claims were incurred.

To obtain a Statement of Additional Information, please complete the form below and mail to:

    Fortis Benefits Insurance Company
    Attn: Investment Product Services
    P.O. Box 5085
    Hartford, Connecticut 06102-5085

Please send a Statement of Additional Information for the Triple Crown variable annuity to me at the following address:

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